Exhibit 10.18

-LEASE AGREEMENT BETWEEN

SILICON VALLEY GATEWAY TECHNOLOGY CENTER, LLC,

a Delaware limited liability company

AS LANDLORD,

AND

ALLOGENE THERAPEUTICS, INC.

a Delaware corporation

AS TENANT

7400 Gateway Boulevard,

NEWARK, CALIFORNIA

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LEASE AGREEMENT
(California Net Lease)

THIS LEASE AGREEMENT ("Lease") is dated as of February 19, 2019 (the "Effective Date"), between SILICON VALLEY GATEWAY TECHNOLOGY CENTER, LLC, a Delaware limited liability company ("Landlord"), and ALLOGENE THERAPEUTICS, INC., a Delaware corporation ("Tenant").

BASIC LEASE PROVISIONS

Premises:

Approximately 117,889 rentable square feet of space (inclusive of approximately 4,325 rentable square feet of mezzanine area) comprising the entire interior of the Building (as hereinafter defined), as shown on Exhibit A attached hereto (the "Premises").

Project:

The Building, together with the other two (2) adjacent buildings (i.e. Building 2 and Building 3), together with the legal parcels on which the buildings are situated, and the other improvements and common areas located on such legal parcel as shown on Exhibit A-1 attached hereto (collectively, the "Project").

Building:

That certain building containing approximately 117,889 rentable square feet of space (inclusive of approximately 4,325 rentable square feet of mezzanine area) to be constructed within the Project and located at 7400 Gateway Boulevard, Newark, California (the "Building").

Tenant's Proportionate Share of the Building:	100%

Tenant's Proportionate Share of the Project:	28.77% (based on approximately 117,889 square feet of the Premises divided by approximately 409,782 square feet of the Project).

Lease Term:	Beginning on the Commencement Date (as defined below) and ending on the last day of the one hundred eighty-eighth (188th) full calendar month thereafter.

Commencement Date:

The earlier of (a) the date Tenant occupies any portion of the Premises and begins conducting business therein, or (b) one hundred thirty-five (135) days (the "Buildout Period") following the date of "Substantial Completion" of the "Landlord Work" in the Premises (as such terms are defined in Exhibit B attached hereto), or such earlier date that Substantial Completion of the Landlord Work would have occurred but for any "Tenant Delay" (as defined in Exhibit B attached hereto) (the "Commencement Date").  Landlord estimates that the date of Substantial Completion will occur on or before November 1, 2019, as the same may be extended for Force Majeure and/or any Tenant Delays (the "Estimated Delivery Date").  The Buildout Period shall be extended one (1) day for each day of "Landlord Delay" (as defined in Exhibit B attached hereto) or event of "Force Majeure" (as defined in Section 33 below) to the extent that any such Landlord Delay or event of Force Majeure (as applicable) actually delays Tenant in completing the Tenant Improvements by the expiration of the then applicable Buildout Period; provided, however, notwithstanding the foregoing, in no event shall Tenant be permitted to claim more than thirty (30) days of delay (in the aggregate)  as a result of Force Majeure.

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Base Rent:	The Base Rent shall be as follows:

Month of Lease Term:	Base Rent:
1 – 12*	$159,150.15 per month
13 – 24	$163,924.65 per month
25 – 36	$168,842.39 per month
37 – 48	$173,907.67 per month
49 – 60	$179,124.90 per month
61 – 72	$184,498.64 per month
73 – 84	$190,033.60 per month
85 – 96	$195,734.61 per month
97 – 108	$201,606.65 per month
109 – 120	$207,654.85 per month
121 – 132	$213,884.49 per month
133 – 144	$220,301.03 per month
145 – 156	$226,910.06 per month
157 – 168	$233,717.36 per month
169 – 180	$240,728.88 per month
181 – 188	$247,950.75 per month

*Subject to the Base Rent Credit (as defined in Paragraph 4(b) below).

Initial Estimated Monthly Operating Expense Payments (estimate only and subject to adjustment to actual costs and expenses according to the provisions of this Lease):	$33,794.85 per month (does not include utilities, which are to be paid separately in accordance with Paragraph 7 herein).

Prepaid Rent:	$192,945.00
Letter of Credit:	$3,000,000.00
Permitted Use:

Subject to compliance with all Legal Requirements and Private Restrictions (as defined in Paragraph 3(b) below), and the terms and conditions contained in this Lease, the Premises shall be used only for uses permitted under BTP Business Technology Park Zoning Regulations, as the same may be updated from time-to-time (the "Permitted Use").

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Tenant's Notice Address:

Allogene Therapeutics, Inc.

Attn: General Counsel

210 East Grand Avenue

South San Francisco, CA 94080

notices@allogene.com

and

Advisors LLP
11911 San Vicente Boulevard
Suite 265

Los Angeles, California 90049
Attention: Jordan Fishman

Landlord's Notice Address:

c/o Clarion Partners

1717 McKinney Avenue, Suite 1900

Dallas, TX 75202

Attention:  Stacey Magee

with a copy to:

Elkins Kalt Weintraub Reuben Gartside LLP

2049 Century Park East, Suite 2700

Los Angeles, CA 90067

Attention: Keith D. Elkins

With a copy to:

Panattoni Development Company, Inc.

8775 Folsom Blvd Suite 200

Sacramento, CA  95826

Attention:  Timothy Schaedler

Broker(s):	Jones Lang LaSalle (Jason Ovadia) (representing Landlord) Kidder Matthews and CBRE Inc. (representing Tenant).
Addenda:

Rules and Regulations; Exhibit A (Premises); Exhibit A-1 (Site Plan of the Project); Exhibit B (Tenant Work Letter); Exhibit C (Environmental Questionnaire); Exhibit D (Tenant's Signage); Exhibit E (Tenant's Exclusive Parking Area); Exhibit F (Tenant Improvements Not Required To Be Removed).

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LEASE

1.Granting Clause; Lease Term.

(a)In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.  After the Commencement Date, each of Landlord and Tenant shall, within a reasonable period of time (not to exceed 30 days) following the other party's written request therefor, execute and deliver to each other a Confirmation of the Commencement Date in a form reasonably approved by Landlord and Tenant; provided, however, that failure by either party to execute such Confirmation of the Commencement Date shall not affect the actual Commencement Date under this Lease.  The term of this Lease shall commence on the "Commencement Date" specified in or established above, and except as otherwise provided herein, shall continue in full force and effect through the number of months as provided above in the Basic Lease Provisions (the "Lease Term"); provided, however, that if the Commencement Date is a date other than the first day of a calendar month, then the Lease Term shall consist of the Commencement Date and the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months in the Lease Term.  Subject to compliance with Legal Requirements and Private Restrictions, Tenant shall have the right to access the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term.

(b)If Landlord cannot, for any reason, deliver the Premises to Tenant by the Estimated Delivery Date set forth in the Basic Lease Provisions above, then this Lease shall not be deemed void or voidable nor shall Landlord be deemed to be in default hereunder, nor shall Landlord be liable for any loss or damage directly or indirectly arising out of such delay.  Subject to extension for any delay caused by Force Majeure (as defined in Paragraph 33 below) and/or any Tenant Delays (as defined in Exhibit B attached hereto), if Substantial Completion of the Landlord Work fails to occur by the date which is thirty (30) days following the Estimated Delivery Date  (as extended by Force Majeure and/or any Tenant Delays) (the "First Outside Date"), then, as Tenant's sole and exclusive remedy, commencing on the day following the First Outside Date, Tenant shall receive a day-for-day credit of Base Rent for each day following such Outside Date until the earlier of (i) the Commencement Date, or (ii) the Second Outside Date (as defined below), which credit shall be applicable to Base Rent first otherwise coming due during the Lease Term after the application of the Base Rent Credit (as defined in Paragraph 4(b) below), provided that Tenant shall remain liable for the payment of any other charges under this Lease, including, without limitation, Operating Expenses, as otherwise required under this Lease during such period when Base Rent is abated pursuant hereto.  Tenant shall commence the regular payment of Base Rent (at the then applicable rates), computed in the way and manner as provided by this Lease, upon the Commencement Date, subject to such credit right (and the Base Rent Credit, as defined in Paragraph 4(b) below) in the event that Substantial Completion of the Landlord Work occurs after the First Outside Date.  Notwithstanding any provision to the contrary contained herein, but subject to extension for any delay caused by Force Majeure and/or any Tenant Delays, if Substantial Completion of the Landlord Work has not occurred by the date which is ninety (90) days following the First Outside Date (as extended by Force Majeure and/or any Tenant Delay, the "Second Outside Date"), then Tenant shall thereafter, prior to the Substantial Completion of the Landlord Work, have the right (as Tenant's sole and exclusive remedy) to terminate this Lease by delivery of written notice of such election to Landlord, which notice must be given, if at all, within thirty (30) days following the Second Outside Date, and this Lease shall terminate thirty (30) days after receipt of such termination notice by Landlord; provided, however, that if Substantial Completion of the Landlord Work occurs during the 30-day period following receipt of Tenant's notice of termination, Tenant's termination notice shall automatically be deemed null and void. In the event Tenant does not terminate this Lease pursuant to this Paragraph 1(b), then this Lease shall continue in full force and effect; provided, however, that no further credits against Base Rent shall accrue hereunder from and after the Second Outside Date.  If this Lease is terminated pursuant to the terms of this paragraph, then Tenant shall remove any and all Tenant Improvements, furniture, fixtures and equipment that were installed by Tenant (or on behalf of Tenant) prior to such termination (whether in accordance with Paragraph 1(c) below or otherwise), and repair any damage caused by such removal, and this Lease and the rights and obligations of the parties pursuant to this Lease shall cease and terminate following which neither party shall have any further rights or obligations arising out of this Lease or the termination of this Lease, except those rights and obligations expressly surviving expiration or earlier termination of this Lease.  For avoidance of doubt, (a) Tenant shall no longer receive any credit against Base Rent following the Second Outside Date, and (b) if Tenant elects to terminate this Lease pursuant to this Paragraph, (I) Tenant shall not receive any compensation from Landlord whatsoever except for a refund of the Prepaid Rent (with

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Tenant agreeing and acknowledging that any credits accrued by Tenant shall only be applicable if the Commencement Date actually occurs), and (II) Landlord may require Tenant to remove, in Landlord's sole and absolute discretion, any and all Tenant Improvements, furniture, fixtures and equipment that were installed by Tenant (or on behalf of Tenant) prior to such termination (whether in accordance with Paragraph 1(c) below or otherwise), and repair any damage caused by such removal, which obligations shall expressly survive the termination of the Lease.  The remedies of Tenant set forth in this Paragraph 1(b) shall be Tenant's sole and exclusive remedies for failure of Landlord to timely cause Substantial Completion of the Landlord Work.

(c)Subject to all Legal Requirements and Private Restrictions, Tenant may enter the Premises approximately ninety (90) days prior to Substantial Completion of the Landlord Work for the sole purposes of constructing the Tenant Improvements, installing Tenant's furniture, fixtures and equipment in accordance with the terms and conditions contained in Exhibit B attached hereto, and taking other preparatory measures; provided, however, that Tenant shall not unreasonably interfere with the completion of any of the Landlord Work and/or any Punchlist Items (as defined in Exhibit B attached hereto).  Landlord and Tenant shall reasonably cooperate (and shall cause their respective contractors, subcontractors and agents to cooperate) with each other in good faith to reasonably accommodate the construction scheduling of each party and in order that the work being performed by each party may be completed without material interference with the completion of the work being completed by the other party and without increase in cost to the other party; provided, however, notwithstanding the foregoing or anything herein to the contrary, Tenant acknowledges and agrees that in the event there is any conflict between the construction scheduling or activities for completion of Tenant's work and the Landlord Work, the completion of the Landlord Work shall take priority over the completion any Tenant's work and Tenant shall not interfere with (and Tenant shall cause its contractors, subcontractor and agents to not interfere with) the completion of the Landlord Work. In the interest of clarity, Tenant acknowledges and agrees that the date of Substantial Completion may be deemed to have occurred prior to the actual date of Substantial Completion due to the occurrence of one or more Tenant Delays, which may result in Tenant not having access to the Premises for the full duration of the Buildout Period. As a condition to Tenant's right to such early entry, Tenant shall be required to comply with all of the provisions of this Lease including, without limitation, the insurance and indemnity provisions contained in this Lease and with the provisions of this Lease governing the Tenant Improvements, but excluding only the obligation to pay Base Rent and Operating Expenses. Notwithstanding the foregoing, in no event shall Tenant access or enter into the Premises until such time as Tenant has delivered to Landlord written evidence that Tenant has fulfilled its obligation to provide insurance pursuant to the provisions of this Lease. Such early entry in and of itself will not advance the Commencement Date.  Tenant shall have no obligation to pay any Base Rent, utilities, or Operating Expenses until the Commencement Date has occurred, whereupon, subject to the Base Rent Credit, Base Rent, utilities, and Operating Expenses shall immediately commence. During any such early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, representatives, consultants, subtenants, assigns, licensees or invitees (each, a "Tenant Party" and collectively, the "Tenant Parties"). Landlord shall have the right to post appropriate notices of non-responsibility in connection with any early entry by Tenant.

(d)All references in this Lease to "square feet" or "square footage" shall refer to rentable square feet as measured in accordance with the American National Standard Method of Measuring Floor Area in Industrial Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.2-2012) using drip line methodology (Method B), modified, if necessary, to include any mezzanine areas in the references to "square feet" and/or "square footage".

2.Acceptance of Premises.  Subject to Landlord's obligations expressly set forth in this Lease, including Exhibit B attached hereto (and Landlord's Construction Warranty [as defined and described therein]), Tenant shall accept the Premises in its "as-is" condition as of the date of Substantial Completion of the Landlord Work.  EXCEPT FOR LANDLORD'S EXPRESS WARRANTIES SET FORTH IN THIS LEASE, LANDLORD HAS MADE NO REPRESENTATION OR WARRANTY AS TO THE SUITABILITY OF THE PREMISES OR PROJECT FOR THE CONDUCT OF TENANT'S BUSINESS, AND TENANT WAIVES ANY IMPLIED WARRANTY THAT THE PREMISES OR PROJECT ARE SUITABLE FOR TENANT'S INTENDED PURPOSES.

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3.Use; Compliance with Legal Requirements; Tenant Management Period.

(a)Subject to Tenant's compliance with all zoning ordinances and Legal Requirements (as hereinafter defined) and Private Restrictions, the Premises shall be used only for the Permitted Use.  Tenant hereby acknowledges and agrees that warehouse distribution use under the current BTP Business Technology Park Zoning Regulations is limited to no more than thirty-three percent (33%) of the square footage of the Premises. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant may seek one or more conditional use permits, variances or other authorizations from the applicable Governmental Authorities to increase the amount of square footage of the Premises that can be used for warehouse distribution, or, subject to receipt of Landlord's prior written approval, to allow for different and/or additional uses than those currently permitted under the BTP Business Technology Park Zoning Regulations in the Premises. Without limiting the foregoing, Landlord may object to (and prohibit Tenant from proceeding with obtaining) any proposed conditional use permit, variance or other authorization if the same would materially and unreasonably impact any other premises in the Project and/or the use, occupancy or enjoyment of any other occupant or potential occupant of other premises in the Project, or the same would violate any Private Restrictions. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises or Project.  Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises.  Tenant shall not permit any unreasonably objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would unreasonably disturb, interfere with, or endanger Landlord or any tenants of the Project.  Notwithstanding anything to the contrary contained in this Lease, promptly following receipt of written notice from Landlord that another tenant or occupant of the Project or any neighboring property is experiencing in their premises an unreasonable or excessive infiltration of objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations from the Premises, Landlord may investigate same.  Following such investigation, to the extent it is determined that reasonably objectionable odors, smoke, dust, gas, noise, or vibrations have been found to be infiltrating such other tenant's premises as a result of Tenant's use of (or operations in) the Premises, Tenant shall use all commercially reasonable, good faith efforts to remediate and/or minimize the ability of such odors, smoke, dust, gas, noise, or vibrations from having the ability to enter the adjacent premises.  In addition, Tenant agrees to take all commercially reasonable measures, at Tenant's sole cost and expense, in accordance with plans and specifications reviewed and approved in advance by Landlord, including, without limitation, installing alterations and/or additional equipment at the Premises to remediate the subject issues to the reasonable satisfaction of Landlord.  Except as otherwise expressly permitted by this Lease, outside storage, including without limitation, storage of products, inventory or other personal property (other than the parking of operable trucks, vehicles, and trailers in compliance with Legal Requirements and the Private Restrictions) is prohibited without Landlord's prior written consent.

(b)Subject to Paragraphs 15 and 16 of this Lease and Landlord's express obligations under this Lease, including, without limitation, (i) Landlord's Construction Warranty, (ii) Landlord's obligations expressly set forth in Paragraph 10 below, and (iii) Landlord's obligations under the Work Letter attached hereto as Exhibit B, Tenant, at its sole expense, shall comply with (A) all laws, including, without limitation, the Americans With Disabilities Act (and any similar statute), orders, judgments, ordinances, regulations, codes, directives, permits, licenses (collectively, "Legal Requirements") and Tenant shall, at its expense, make any alterations or modifications within the Premises that are required by any Legal Requirements as a result of Tenant's specific use of the Premises [i.e., other than Legal Requirements that apply generally to warehouse projects in the area] or any alterations [including, without limitation, any Tenant-Made Alterations], improvements [including, without limitation, the Tenant Improvements] or other work performed by or on behalf of Tenant [exclusive of the Landlord Work], and (B) all declarations, covenants and restrictions (including, without limitation, [I] that certain Declaration of Easements, Covenants, Conditions and Restrictions recorded on June 10, 1997, as Instrument No. 97141983 in the Official Records of Alameda County, and [II] that certain Gateway Technology Centre Declaration of Covenants, Conditions and Restrictions recorded on June 10, 1997, as Instrument No. 97141984 in the Official Records of Alameda County, as either of the foregoing may be modified, amended, and/or supplemented from time-to-time in accordance herewith), plats, and other matters of record applicable to the Premises (collectively, the "Private Restrictions"). Tenant will not use or permit any of the Tenant Parties to use the Premises for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits.  If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.

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(c)Landlord hereby discloses to Tenant, in accordance with California Civil Code Section 1938, and Tenant hereby acknowledges that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq.  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree as follows: (i) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord, subject to Landlord's rules and requirements; and (ii) Landlord shall have no obligation to perform any work or repairs identified in any such CASp inspection.

(d)Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, those areas outside of the Building within the Project that are intended for the use and enjoyment of all tenants and occupants of the Project (the "Common Areas"), subject to modification from time-to-time and subject to such reasonable rules and regulations as Landlord may promulgate from time to time upon receipt of written notice of the same from Landlord, so long as all such rules and regulations are enforced in a non-discriminatory manner.  Subject to compliance with Legal Requirements, Tenant and the Tenant Party's shall have non-exclusive access to the Common Areas on a twenty-four (24) hour, seven (7) day per week basis throughout the Lease Term; provided, however, Landlord shall at all times during the Lease Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy of the Common Areas and/or may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose.  Landlord may also change the shape and size of the Common Areas, add, eliminate or change the location of improvements to the Common Areas, including, without limitation, buildings, parking areas, roadways and curb cuts.  Landlord shall maintain and operate the Common Areas in a manner consistent other institutional quality research and development projects in the market area.

4.Base Rent.

(a)Commencing on the Commencement Date, but subject to the Base Rent Credit (as defined in Paragraph 4(b) below), and any credit under Paragraph 1(b) above, Tenant shall pay Base Rent in the amounts set forth in the Basic Lease Provisions, in advance, without demand, deduction or set-off, except as otherwise expressly set forth in this Lease, on or before the first day of each calendar month.  The Prepaid Rent (as set forth in the Basic Lease Provisions above) shall be due and payable on the date hereof (and shall be applied against Base Rent and Operating Expenses first due under this Lease).  Payments of Base Rent and Operating Expenses for any fractional calendar month shall be prorated.  All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith.  The obligation of Tenant to pay Base Rent and other sums to Landlord shall constitute rent and shall be independent obligations from the obligations of Landlord under this Lease.  Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided to the contrary in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine.  Therefore, if Tenant is delinquent in any monthly installment of Base Rent or any monthly estimated Operating Expenses or any other sums due and payable hereunder for more than five (5) business days after the date such amount is due, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum; provided, that for the first such instance of delinquency in any calendar year, such late charge shall not be due unless the same shall be delinquent for at least five (5) business days after receipt by Tenant of written notice of delinquency from Landlord.  The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant.  The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord's other rights and remedies for a payment failure of Tenant, including without limitation the right to charge interest on the past due amount.

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(b)Subject to the terms and conditions of this Paragraph 4(b), provided that no Event of Default then exists under this Lease, Tenant shall be credited with the payment of Base Rent with respect to the Premises for the second (2nd) through ninth (9th) full calendar months of Lease Term only (collectively, the "Base Rent Credit"), in each case as and when the same becomes due and payable, for a total Base Rent Credit equal to One Million Two Hundred Seventy-Three Thousand Two Hundred One and 20/100 Dollars ($1,273,201.20) in the aggregate.  Such Base Rent Credit shall not reduce or limit any other amounts which are otherwise payable by Tenant under this Lease (including, without limitation, Operating Expenses).  If an Event of Default then exists under this Lease at the time Tenant would otherwise be entitled to the Base Rent Credit, then the Base Rent Credit shall be suspended during such period when the Event of Default is occurring (the aggregate amount of such suspended Base Rent Credit is referred to herein as the "Suspended Base Rent Credit"), but if Tenant subsequently cures such Event of Default, then Landlord shall credit the aggregate amount of such Suspended Base Rent Credit against the Base Rent next due and payable by Tenant under this Lease after the date of such cure.

5.Letter of Credit.

(a)As security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord a letter of credit in the amount of Three Million Dollars ($3,000,000.00) (the "LC Amount") in favor of Landlord and effective immediately upon issuance (the "Letter of Credit").  The Letter of Credit initially delivered pursuant to this paragraph and all substitutions, replacements and renewals of it, must be consistent with and shall satisfy all the following requirements: (i) the Letter of Credit shall be clean, irrevocable and unconditional; (ii) the Letter of Credit must be issued by a national bank which is a member of the New York Clearing House, which bank must be reasonably satisfactory to Landlord; (iii) the Letter of Credit shall have an expiration date no earlier than the first anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by the issuing bank by notice to Landlord given not less than sixty (60) days prior to its expiration date by registered or certified mail (and the final expiration date of the Letter of Credit and all renewals of it shall be no earlier than sixty (60) days following the end of the Term); (iv) the Letter of Credit may be drawn by facsimile, courier, or at the applicable banking office of the issuer and must allow for draws to be made pursuant to a form of draw request which has been approved by Landlord; (v) the Letter of Credit must allow for one draw in the whole amount or multiple partial draws (and Landlord shall not, as a condition to any draw, be required to deliver any certificate, affidavit or other writing to the issuer expressing the basis for the draw; nor shall the issuer have the right to inquire as to the basis for the draw or require instruction or authorization from any party other than Landlord; nor shall issuer be permitted to withhold a draw, when requested by Landlord, as a result of any instruction from any other party); (vi) the Letter of Credit shall be freely transferable by Landlord; (vii) the Letter of Credit shall be governed by (A) the International Standby Practices (SP 98 published by the International Chamber of Commerce and (B) the United Nations Convention on Independent Guarantees and Standby Letters of Credit; and (viii) the Letter of Credit shall otherwise be in such form and shall be subject to such requirements as Landlord may require.  Landlord hereby approves First Republic Bank as the issuer of the Letter of Credit should Tenant select such issuer.  Without limiting the generality of the foregoing, the Letter of Credit must be issued by a bank or financial institution acceptable to Landlord (x) that is chartered under the laws of the United States, any state thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation, and (y) whose long-term debt ratings on bank level senior debt obligations are rated by Fitch Ratings Ltd. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P") or their respective successors (the "Rating Agencies") not less than A- from Fitch, Baa1 from Moody's or A- from S&P.

(b)Landlord may draw on the Letter of Credit, in whole or in part at Landlord's election, without advance notice to Tenant at any time or from time to time on or after (i) the occurrence of any Event of Default, or (ii) if Tenant, or anyone in possession of the Premises (or any portion thereof) through Tenant, holds over after the expiration or earlier termination of this Lease, or (iii) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit and Tenant has not provided a replacement Letter of Credit that satisfies the requirements of this Lease at least thirty (30) days prior to such termination, or (iv) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least thirty (30) days in advance of its expiration date, or (iv) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant.  Tenant hereby waives the provisions of any law, now or hereafter in effect, which limits the manner in which Landlord may apply sums drawn from the Letter of Credit, it being agreed that Landlord may apply such amounts towards any sums reasonably necessary to compensate Landlord

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for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant. Tenant agrees and acknowledges that: (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank; (ii) Tenant is not a third party beneficiary of such contract; and (iii) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, if Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

(c)In addition, if at any time the bank or financial institution that issues the Letter of Credit is declared insolvent, or is placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi-governmental institution, or if there is a material adverse change in the financial or business condition of the bank or financial institution from the date of this Lease, as reasonably determined by Landlord, then following written notice from Landlord, Tenant shall have ten (10) days to replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord.  If Tenant does not replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord within such ten (10) day period, then notwithstanding anything to the contrary herein, Landlord may treat the same as Event of Default after the expiration of the applicable notice and cure period provided in this Lease, and Landlord shall have the right to draw upon the Letter of Credit for the full amount of the Letter of Credit, and such amount shall be held by Landlord for application, at Landlord's election, to future sums owing to Landlord under the Lease, in such order and priority as Landlord elects in its absolute discretion.

(d)Landlord may apply any sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion.  If any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds for application, at Landlord's election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion.  Any unused proceeds need not be segregated from Landlord's other assets.  Tenant shall, within ten (10) days after Landlord's demand, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount of the Letter of Credit.  If Tenant does not restore the Letter of Credit to its original amount within the required time period, such non-restoration shall be considered an Event of Default.  If Tenant restores the Letter of Credit to its original amount in accordance with the terms and conditions contained herein, then Landlord shall promptly return to Tenant the amounts previously drawn and not yet applied by Landlord.

(e)Additionally, Landlord's draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages.  If no Event of Default exists under this Lease, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within thirty (30) days after the expiration or termination of the Lease Term, delivery of possession of the Premises by Tenant to Landlord in accordance with this Lease, and the satisfaction by Tenant of all of its obligations under the Lease.  On any request by Landlord made during the Lease Term, Tenant shall cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord, at Landlord's cost.  If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall cooperate in obtaining the issuance of a replacement.

(f)Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7.  The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

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(g)Tenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect.

(h)In the event of a sale or transfer of Landlord's estate or interest in the Premises, Landlord shall have the right to transfer the Letter of Credit to the vendee or the transferee, Landlord shall be responsible for paying the first $5,000.00 of any transfer fees charged by the issuing bank, and Tenant shall pay any transfer fees charged by the issuing bank in excess of $5,000.00, and upon the transferee's receipt of the Letter of Credit Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit.  Tenant shall cooperate in effecting such transfer.

(i)No mortgagee or purchaser of any or all of the Premises at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all amounts drawn against the Letter of Credit or any other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be.

(j)Notwithstanding anything to the contrary contained in this Lease, provided that (i) no Event of Default occurs or exists, and (ii) Tenant is able to adequately prove to Landlord that Tenant’s operations for the calendar year prior to the applicable “Reduction Date” (as specified below) have yielded at least Seventy-Five Million Dollars ($75,000,000.00) in cash, as reported in Tenant’s 10-K, or if a 10-K is not available, financial statements prepared in accordance with generally accepted accounting principles and certified by a responsible officer of Tenant (collectively, the "Reduction Conditions"), then the LC Amount shall be reduced in accordance with the following schedule (which reductions shall not be effectuated, and shall not be effective, unless and until Landlord has confirmed in writing that the Reduction Conditions have been satisfied, which confirmation shall not be unreasonably withheld, conditioned or delayed).  Any reduction of the LC Amount may be effectuated either via an amendment to the existing Letter of Credit or a replacement Letter of Credit.

Reduction Date	Reduction Amount	LC Amount after Reduction
Last day of the 24th full calendar month of the initial Lease Term	$200,000.00	$2,800,000.00
Last day of the 36th full calendar month of the initial Lease Term	$200,000.00	$2,600,000.00
Last day of the 48th full calendar month of the initial Lease Term	$200,000.00	$2,400,000.00
Last day of the 60th full calendar month of the initial Lease Term	$200,000.00	$2,200,000.00
Last day of the 72nd full calendar month of the initial Lease Term	$200,000.00	$2,000,000.00
Last day of the 84th full calendar month of the initial Lease Term	$200,000.00	$1,800,000.00
Last day of the 96th full calendar month of the initial Lease Term	$200,000.00	$1,600,000.00
Last day of the 108th full calendar month of the initial Lease Term	$200,000.00	$1,400,000.00
Last day of the 120th full calendar month of the initial Lease Term	$200,000.00	$1,200,000.00
Last day of the 132nd full calendar month of the initial Lease Term	$200,000.00	$1,000,000.00

Tenant agrees and acknowledges that the foregoing LC Amount reduction schedule is conditioned upon the Reduction Conditions being satisfied as of each applicable Reduction Date.  If the Reduction Conditions are not satisfied as of a particular Reduction Date, then the LC Amount shall not be reduced on such Reduction Date; provided, however, Tenant shall have the ability to “catch-up” on the LC Amount reduction schedule during the Lease Term provided the Reduction Conditions are satisfied on the subsequent Reduction Date.  By way of example and not of limitation, if at the end of the thirty-sixth (36th) full calendar month of the initial Lease Term the Reduction Conditions are not

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satisfied, then, without limiting any of Landlord's other rights and remedies under this Lease and/or at law and/or in equity in connection with same, the LC Amount shall not be reduced and shall remain at $2,800,000.00.  However, if at the end of the forty-eighth (48th) full calendar month of the initial Lease Term, the Reduction Conditions are satisfied, then the LC Amount shall be reduced to $2,400,000.00 in accordance with the above schedule.  The LC Amount shall continue to be reduced in accordance with the foregoing schedule until the LC Amount equals $1,000,000.00, at which point the LC Amount shall no longer be reduced and shall remain at such amount until the expiration or earlier termination of the Lease Term. Tenant further agrees and acknowledges that no reduction of the LC Amount shall be effective until Landlord has confirmed in writing that the Reduction Conditions have been satisfied as of the applicable Reduction Date, which confirmation Landlord shall not be unreasonably withhold, condition or delay.   If the LC Amount gets reduced in accordance with the terms and conditions contained herein and the reduction schedule above, it shall not be subject to increase thereafter.  Tenant shall not be entitled to reduce the LC Amount except as expressly set forth in this Paragraph 5(j).

Notwithstanding the foregoing to the contrary, provide no Event of Default exists, in the event that Tenant maintains a reasonably verifiable tangible net worth exceeding One Billion Dollars ($1,000,000,000.00) (the "Net Worth Requirement"), then Tenant may reduce the LC Amount to $247,950.75 not earlier than the thirtieth (30th) day following delivery of written notice to Landlord that Tenant has satisfied the Net Worth Requirement together with financial statements evidencing the fact that such Net Worth Requirement has been satisfied. If Tenant is a corporation with publicly traded securities or is otherwise required to file financial statements with the Securities and Exchange Commission, the public filing of such financial statements shall be deemed to satisfy the requirement to provide evidence of Tenant’s net worth.  Alternatively, Tenant shall provide Landlord with a copy of Tenant’s most current quarterly and annual financial reports, certified by an officer of the company. Tenant agrees and acknowledges that no reduction of the LC Amount pursuant to this paragraph shall be effective until Landlord has confirmed in writing that the Net Worth Requirement has been satisfied, which confirmation Landlord shall not be unreasonably withhold, condition or delay. Landlord shall have the right to disallow Tenant's option to reduce the LC Amount as permitted in this subparagraph, and to require Tenant to increase the LC Amount to the applicable amounts required by the schedule above if, at any time during the Lease Term, Tenant cannot reasonably demonstrate that it satisfies the Net Worth Requirement.

6.Operating Expense Payments.

(a)Commencing on the Commencement Date, during each month of the Lease Term, on the same date that Base Rent is due (and on the first day of each month during the Base Rent Credit period), Tenant shall pay Landlord an amount equal to 1/12th of the annual cost, as estimated by Landlord from time-to-time, of Tenant's Proportionate Share (as defined in the Basic Lease Provisions) of the amount of Operating Expenses for the Premises and/or the Project. Payments thereof for any fractional calendar month shall be prorated.  Subject to the terms of this Lease, Tenant's obligation to pay for Operating Expenses arising or pertaining to periods during the Lease Term shall survive the expiration or earlier termination of the Lease.

(b)The term "Operating Expenses" means all costs and expenses incurred by Landlord in connection with the ownership, maintenance, and/or operation of the Premises and/or the Project, including, but not limited to costs of: utilities (other than those paid for directly to utility providers by Tenant or by other tenants of the Project); maintenance repair and replacement of all portions of the Premises and/or the Project, including without limitation, paving and parking areas, roads, roofs (excluding the portions comprising the Building Structural Elements, as defined in Paragraph 10 below), roof membranes, alleys, and driveways; mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines and equipment, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; the cost of any insurance premium and deductible for insurance maintained by Landlord with respect to the Premises and Project, which deductibles shall be commercially reasonable based on the deductibles of institutional owners of commercial properties similar to the Project in the market in which the Project is located, Tenant's Proportionate Share of which shall not exceed $50,000.00 per occurrence in "Current Dollars" (as defined in Paragraph 37(p) below) (provided, however, such $50,000.00 cap shall not apply to any deductible for earthquake insurance [which is addressed separately in Paragraph 6(c) below]); charges or assessments of any association to which the Premises and/or the Project is subject; costs incurred in connection with any declarations, covenants, conditions or restrictions affecting

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the Project; fees payable to tax consultants and attorneys for consultation and contesting taxes (not to exceed the amount of tax benefit Landlord reasonably expected to achieve in connection with any such contest); environmental audits; property management and accounting fees payable to a property manager, including any affiliate of Landlord, provided that Tenant's Proportionate Share of the property management fees shall equal one and fifty one hundredths percent (1.50%) of the gross revenue of the Premises (which gross revenues shall include Base Rent [without regard to any credit or abatement of Base Rent, including, without limitation, the Base Rent Credit, as if Base Rent was payable during such period] and all Operating Expenses); security services, if any; trash collection, sweeping and removal; and Includable Capital Expenditures (as defined below), provided that the cost of such Includable Capital Expenditures that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over the useful life thereof (as determined in accordance with customary and/or generally accepted real estate management accounting practices and principles), together with interest thereon, and the amortized portion of the costs shall be included in Operating Expenses only to the extent of the amortized amount applicable to the respective calendar year.  In addition, Operating Expenses shall include (1) Taxes (hereinafter defined) assessed or pertaining to each calendar year (or portion thereof) during the Lease Term, and (2) the cost of insurance maintained by Landlord for the Premises and/or the Project for each calendar year during the Lease Term.  If less than one hundred percent (100%) of the net rentable area of the Project is occupied by tenants at all times during any calendar year, then Operating Expenses that vary with occupancy or use for such year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had one hundred percent (100%) of the Project been occupied at all times during such year by tenants.  For purposes of this Lease, "Includable Capital Expenditures" means the costs of capital repairs, replacements, alterations, improvements to the extent such expenses are: (a) reasonably intended to effect economies in the operation or maintenance of the Building and/or the Project, and/or are anticipated to reduce current or future Operating Expenses, in each case to the extent of reasonably anticipated by Landlord; (b) required to comply with Legal Requirements or Private Restrictions that are first enacted after the date of Substantial Completion of the Landlord Work or to comply with existing Legal Requirements or Private Restrictions that are modified, amended, or subject to new or different interpretation(s) after the date of Substantial Completion of the Landlord Work; and/or (c) commercially reasonable in connection with Landlord's maintaining and repairing the Building in accordance with the provisions of this Lease (subject to the terms and conditions of Paragraph 10 below with respect to Building Structural Elements which are to be maintained and repaired by Landlord) and/or the Common Areas of the Project in a manner consistent with other institutional quality research and development projects in the market area.

(c)Notwithstanding the foregoing, Operating Expenses shall not include: (1) debt service (including interest, depreciation and principal payments) on any indebtedness, any financing or refinancing costs, or ground rent under ground leases; (2) costs of restoration and costs incurred in connection with any casualty or condemnation action (provided, however, Tenant shall be responsible for its Proportionate Share of any deductible under insurance policies maintained by Landlord, which Proportionate Share of such deductible(s) shall not exceed $50,000.00 per occurrence in Current Dollars; provided, however, such $50,000.00 cap shall not apply to any deductible for earthquake insurance [which is addressed separately below]), in each case to the extent Landlord is reimbursed by insurance or condemnation proceeds (or to the extent Landlord would have been reimbursed had Landlord carried the insurance required to be carried by Landlord pursuant to this Lease); (3) leasing commissions, advertising and promotional expenses, or the costs of renovating space, for other tenants; (4) any "tenant allowances," "tenant concessions" and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for other tenants or other occupants of the Project, except in connection with general maintenance and repairs to the Project in general; (5) fines, penalties, and interest due to Landlord's failure to make timely payments of its obligations (unless resulting from Tenant's failure to timely perform any of its obligations under this Lease, in which case Tenant shall be responsible for such fines, penalties and interest); (6) costs associated with the operation of the business of the entity which constitutes "Landlord" (as distinguished from the costs of operating, maintaining, repairing and managing the Building and the Project) including, but not limited to, Landlord's or Landlord's managing agent's general corporate overhead and general administrative expense (including corporate organizational expenses and accounting fees) and costs, including interest, of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building and/or the Project; (7) overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services for supplies or other materials to the extent the amounts incurred are in excess of those which would have been reasonably incurred if such supplies or services were obtained from unrelated third parties (but this provision does not prevent the payment of a management fee as permitted in Paragraph 6(b) of the Lease); (8) costs to the extent Landlord is reimbursed by Landlord's insurance carrier or any other tenant's insurance carrier, by warranty proceeds, or from any third parties; (9) reserves for future

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expenses beyond expenses anticipated for the then current year; (10) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (11) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; (12) utilities for which Tenant directly contracts with the local public service company to the extent the same would result in a duplication in charges to Tenant; (13) Landlord's political or charitable contributions; (14) costs incurred to remove and/or remediate Pre-existing Hazardous Materials and/or Landlord Caused Hazardous Materials (as defined in Paragraph 30 below) from the Premises, Building or Project; (15) costs of repair, maintenance or replacement of the "Building Structural Elements" (as defined in Paragraph 10 below) that are expressly required in Paragraph 10 to be performed at Landlord's sole cost and expense; (16) the expense of service provided to other tenants in the Project for which Landlord is entitled to be reimbursed by such tenants as an additional charge in excess of minimum rental other than reimbursement of such tenant's share of Operating Expenses; and (17) the cost of any premiums or deductibles for earthquake insurance coverage to the extent materially in excess of the cost of premiums or deductibles for earthquake insurance coverage carried by other institutional owners of commercial properties similar to the Project in the market in which the Project is located.

(d)By April 30th of each year (and as soon as reasonably practical after the expiration or termination of this Lease), Landlord shall provide Tenant with a reasonably detailed statement of actual Operating Expenses for the preceding calendar year or part thereof (the "Actual Statement").  If Tenant's total payments of estimated Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after written demand, and if more, Landlord shall credit to Tenant the difference to Operating Expenses next becoming due under this Lease, or if Tenant provides a written notice to Landlord requesting same, refund the difference to Tenant within thirty (30) days of such request.  For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. Landlord shall not have any obligation to credit or pay to Tenant any amounts under this subsection (d) during any period that an Event of Default exists. Tenant's and Landlord's payment obligations under this subparagraph (d) shall survive the expiration or any termination of this Lease. Notwithstanding the immediately preceding sentence, if Landlord fails to charge Tenant for any particular item of Operating Expenses within two (2) years after the end of any calendar year for which such Operating Expense is applicable, Landlord shall be deemed to have forfeited the right to bill Tenant for such particular item of Operating Expense with respect to such calendar year (except to the extent of any Operating Expenses relate to supplemental taxes or assessments attributable to such calendar year which were not reasonably known to Landlord during the calendar year in question, for which no such limitation shall apply).

(e)With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building.  Provided that Landlord does the same on a commercially reasonable basis, Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use.  The estimated Operating Expenses for the Project set forth on the first page of this Lease are estimates only, and Landlord makes no guaranty or warranty that such estimates will be accurate.

(f)Tenant may, within one hundred eighty (180) days after any Actual Statement is delivered, request a copy of the relevant supporting data related to the Operating Expenses and the Actual Statement. Landlord shall make all pertinent books and records available for inspection that are reasonably necessary for Tenant to conduct its review. Tenant shall have the right, not more than once per each period covered by each Actual Statement, to cause a Qualified Person (as defined below) to review and audit the relevant supporting data for any portion of an Actual Statement delivered by Landlord, in accordance with the following procedure:

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(1)Tenant shall, within one hundred eighty (180) days after any Actual Statement is delivered, deliver a written notice to Landlord indicating that Tenant desires to audit the Actual Statement. Tenant shall promptly provide to Landlord a copy of its review. If Tenant's review determines that actual Operating Expenses for the subject calendar year are less than reported, Landlord shall, unless Landlord disagrees (in which case the process described in clause (3) below shall be followed) provide to Tenant a credit against Operating Expenses then coming due under this Lease (or refund such amount if Tenant provides a written notice to Landlord requesting such a refund) the amount of the overpayment by Tenant. Likewise, if Tenant's review determines that Operating Expenses for the subject calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after such determination.  In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of rent and all payments of Tenant's Operating Expenses) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

(2)Any review of records under this Paragraph shall be at the sole expense of Tenant (except as otherwise expressly provided herein) and shall be conducted by a Qualified Person.  Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant's attorneys and accounting employees.  The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease

(3)Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person at Landlord's cost.  In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord's and Tenant's reviews shall jointly designate a third (3rd) Qualified Person, at Tenant's sole cost and expense (except as otherwise indicated in this Lease), to conduct a review of Landlord's records.  The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties.  In the event that the final results of such review of Landlord's records reveal that Tenant has overpaid by more than five percent (5%), then Landlord shall pay, up to a maximum of $10,000.00 in the aggregate, the reasonable out-of-pocket cost of the review of Landlord's records by Tenant's Qualified Person and the reasonable out-of-pocket cost of the review of Landlord's records by the third (3rd) Qualified Person. In the event that the final results of such review of Landlord's records reveal that Tenant has overpaid by five percent (5%) or less, then Tenant shall pay, up to a maximum of $10,000.00 in the aggregate, the reasonable out-of-pocket cost of the review of Landlord's records by Landlord's Qualified Person and the reasonable out-of-pocket cost of the review of Landlord's records by the third (3rd) Qualified Person.  In the event that such results show that Tenant has underpaid or overpaid its obligations for a preceding period, the amount of such underpayment or overpayment shall be paid by Tenant or Landlord, as applicable, as provided in Paragraph 6(f)(1) above.  A "Qualified Person" means an accountant or other person (including, without limitation, an employee of Tenant) experienced in accounting for income and expenses of industrial projects engaged solely on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Operating Expenses achieved through the inspection process.

(g)Notwithstanding the foregoing, for purposes of determining Operating Expenses payable by Tenant under this Lease during the Lease Term only, Controllable Operating Expenses (defined below) for the second full calendar year of the Lease Term, and each subsequent calendar year of the Lease Term shall not exceed the Controllable Operating Expense Cap (defined below) for such calendar year.  The term "Controllable Operating Expense Cap" shall mean, with respect to the second full calendar year of the initial Lease Term, one hundred six percent (106%) of the amount of Controllable Operating Expenses with respect to the first full calendar year of the initial Lease Term, and with respect to each subsequent calendar year during the initial Lease Term, the Controllable Operating Expense Cap shall increase by six percent (6%) over the applicable Controllable Operating Expense Cap for the immediately preceding calendar year (irrespective of whether the actual Controllable Operating Expenses for

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the preceding calendar year was less than the amount of the applicable Controllable Operating Expense Cap for such preceding calendar year), such increase to be cumulative and compounded annually.  For illustrative purposes only, if the amount of Controllable Operating Expenses during the first full calendar year of the initial Lease Term was $100 per month, then the Controllable Operating Expense Cap for the second full calendar year of the initial Lease Term would be $106.00 per month, the Controllable Operating Expense Cap for the third full calendar year of the initial Lease Term would be $112.36 per month, and so on, and such increases in the Controllable Operating Expense Cap shall occur irrespective of whether the actual Controllable Operating Expenses in any calendar year are less than the Controllable Operating Expense Cap.  For purposes of this Lease, "Controllable Operating Expenses" shall mean and refer to all Operating Expenses set forth in this Paragraph 6, except for the following: (i) Taxes; (ii) insurances costs and charges; (iii) the cost of all charges for electricity, gas, water and other utilities; (iv) snow and ice removal costs; (v) increased or additional costs resulting from events of Force Majeure; (vi) charges or assessments of any association to which the Premises is subject; and (vii) any costs resulting from the expiration of a warranty; provided that, notwithstanding anything to the contrary contained herein, the foregoing shall not limit Tenant's obligations to (I) pay to Landlord the amortized payments of any capital expenditures and repairs made by Landlord pursuant to this Lease, (II) reimburse Landlord for the costs incurred by Landlord under any maintenance service contracts, if Landlord elects to maintain and repair the HVAC systems and other mechanical and building systems as set forth in Paragraph 11 of this Lease, or (III) reimburse Landlord for costs associated with the removal and/or remediation of Hazardous Materials to the extent of Tenant's payment obligations under Paragraph 30 of this Lease (i.e., each of (I), (II) and (III) shall not be subject to the Controllable Operating Expense Cap).

7.Utilities.

(a)Tenant shall contract with and timely pay during the Lease Term for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises.  Landlord shall have no responsibilities whatsoever in connection with the foregoing.  Tenant acknowledges and agrees that Landlord may not be able to obtain separate meters for certain utilities including, without limitation, irrigation and storm water.  Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord.  Tenant agrees to limit use of water and sewer for normal restroom use or other uses consistent with the Permitted Use of the Premises.  No interruption or failure of utilities or other essential services shall result in the termination of this Lease or the abatement of rent; provided, however, if (I) Tenant is prevented from using, and does not use, the Premises or a portion thereof, as a result of any interruption in utilities or other essential services that Landlord is obligated to provide pursuant to the express terms of this Lease, and (II) such interruption is caused by Landlord's negligence or breach of its express obligations under this Lease, and (III) the cure of such interruption is within Landlord's reasonable control (such interruption that satisfies (I), (II) and (III) above shall be referred to herein as an "Abatement Event"), then Tenant shall give written notice of such Abatement Event to Landlord.  If, and only if, the Abatement Event persists for more than five (5) consecutive business days after Landlord's receipt of Tenant's written notice of such Abatement Event, then Base Rent and Tenant's Proportionate Share of Operating Expenses shall be abated (proportionally if the Abatement Event only prevents Tenant from using a portion of the Premises) commencing on the sixth (6th) consecutive business day following Landlord's receipt of notice of the Abatement Event for such period of time that Tenant continues (as a result of the Abatement Event) to be so prevented from using, and does not use, the Premises or a portion thereof, in proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises.

(b)Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises.  Landlord shall have no obligations whatsoever in connection therewith.

(c)Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Landlord, at its election, may contact any utility company providing utility services to the Premises in order to obtain data on the energy being consumed by the occupant of the Premises.  Furthermore, Tenant agrees to provide Landlord with Tenant's energy consumption data within thirty (30) days after Landlord's request for the same.  Tenant acknowledges that pursuant to applicable Legal Requirements, Landlord may be required to disclose information concerning Tenant's energy usage at the Building to certain third parties, including, without limitation, prospective

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purchasers, lenders and tenants of the Building (the "Tenant Energy Use Disclosure").  Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure.  Tenant agrees to take such further actions as are reasonably necessary in order to further the purpose of this paragraph, including, without limitation, providing to Landlord the names and contact information for all utility providers serving the Premises, copies of utility bills, written authorization from Tenant to any such utility company to release information to Landlord, and any other relevant information reasonably requested by Landlord or the applicable utility company.

8.Taxes.  Landlord shall pay all taxes, assessments, special assessments, improvement districts, and governmental charges that are payable with respect to the Project (including, without limitation, Tenant's Proportionate Share of any Common Areas within the Project) and applicable to any period during the Lease Term (collectively referred to as "Taxes"), including without limitation (i) any license fee, rental tax, levy charge, assessment, or penalty imposed by any taxing authority against the Project (but only to the extent such penalties are attributable to Tenant's failure to timely pay Taxes hereunder); (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Project or against Landlord's business of leasing the Project or in connection with Landlord's business of owning and/or leasing space in the Project which are now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision, public corporation, district or other political or public entity; (iii) water and sewer charges, any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to (or for the benefit of) the Project by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Project due to a change of ownership, as defined by applicable law, or based upon a re-assessment of the Project due to any other transfer of all or part of Landlord's interest in the Project; (v) gross receipt taxes; (vi) any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Premises by or for the benefit of Tenant, and (vii) any charge or fee replacing any tax previously included within the definition of Taxes.  Taxes that are applicable to any period during the Lease Term shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof, based upon Landlord's reasonable estimate of the amount of Taxes, and shall be subject to the terms and conditions of Paragraph 6, above, including, without limitation, the reconciliation and adjustment procedures thereof once the actual amount of Taxes is known. Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership (as defined in the California and Revenue Taxation Code). Tenant's Proportionate Share of Taxes may be equitably increased if Landlord determines in its reasonable discretion that Tenant's improvements and/or alterations increases Taxes for the Project in excess of Tenant's Proportionate Share of the Project; provided, however, that Landlord shall provide Tenant with prior written notice and reasonable supporting documentation of such basis for such increase.  Further, Taxes shall not include: (I) taxes and assessments attributable to Landlord's federal, state or local income taxes; (II) penalties or interest other than those attributable to Tenant's failure to timely pay Taxes or to otherwise comply with its obligations under this Paragraph 8; and (III) inheritance, gift, transfer, franchise or estate taxes.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes (but not to exceed the amount of savings reasonably expected to be achieved by Landlord).  If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall be liable for, and pay on or before the date due, all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord's property and (a) Landlord pays them or (b) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord's request therefor. At Tenant's request, and provided that it is then deemed advisable by Landlord in the exercise of Landlord's reasonable business judgment, Landlord shall bring or cause to be brought an application or proceeding for reduction of the assessed valuation of the Building or parcel on which the Premises is situated, as applicable, in order to reduce Taxes.  All costs and expenses arising from any such contest shall be paid for by Tenant.  In the event that Taxes are increased as a result of any such contest, then Tenant shall be responsible for its Proportionate Share of such increase in Taxes during the Lease Term.  Notwithstanding the foregoing, Landlord shall have no obligation to contest any Taxes, if, in the reasonable business judgment of Landlord, any such contest could adversely impact the Premises and/or the Project.  To the extent that Landlord is actually granted a reduction in Taxes, then Tenant shall receive its Proportionate Share of the benefit of any actual reduction in Taxes that are payable by Tenant hereunder, less any costs and expenses incurred by Landlord in obtaining such reduction.

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9.Insurance.

(a)Tenant Insurance Requirements.

(i)Effective as of the earlier of: (x) the date Tenant enters or occupies the Premises; (y) the Buildout Period, or (z) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverages (subject to increases in amounts and additional types of coverage as industry standards change, as reasonably determined by Landlord from time):

(1)Commercial general liability insurance that insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Project.  Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate	$2,000,000
Products/Completed Operations Aggregate	$1,000,000
Personal and Advertising Injury Liability	$1,000,000
Fire Damage Legal Liability	$100,000
Medical Payments	$5,000

Any general aggregate limit shall apply on a per location basis.  Tenant's commercial general liability insurance shall include Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives as Landlord may reasonably request from time to time, Landlord's property manager and Clarion Partners as additional insureds. This coverage shall be written on the most current ISO CGL form, shall include contractual liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion that insures damage or injury arising out of heat, smoke, or fumes from a hostile fire.  Such insurance shall be written on an occurrence basis with the exception of Products/Completed Operations coverage, which can be written on a claims-made basis, and contain a standard separation of insureds provision.

(2)Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.

(3)Workers' compensation insurance in accordance with the laws of the state in which the Premises are located with employer's liability insurance in an amount not less than $1,000,000.

(4)Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer's liability policies with the following minimum limits:

Each Occurrence	$5,000,000
Annual Aggregate	$5,000,000

All limits in (1) – (3) above may be met through a combination of primary and umbrella/excess policies. Umbrella/Excess liability policies shall be following form and the limits of the Umbrella/Excess liability policies shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein.

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(5)Property insurance "the equivalent of causes of loss – special form" including windstorm, theft, sprinkler leakage and boiler and machinery coverage on all of Tenant's trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements (including, without limitation the Tenant Improvements and any Tenant-Made Alterations) made by Tenant upon the Premises all for the full replacement cost thereof.  Subject to Paragraph 15, Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant's improvements, alterations, and additions to the Premises.  Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises which the Tenant cannot remove at the end of the Lease Term wherein ownership then reverts to the Landlord.

(6)Business income and extra expense insurance with limits not less than one hundred percent (100%) of all income and charges payable by Tenant under this lease for a period of twelve (12) months.

(ii)All policies required to be carried by Tenant hereunder shall be issued by an insurance company licensed or authorized to do business in the state in which the Project is located with a rating of at least "A-: X" or better as set forth in the most current issue of Best's Insurance Reports, unless otherwise approved by Landlord.  Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein.  Liability insurance maintained by Tenant shall be primary coverage on behalf of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives and any policies of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives shall be non-contributory.  Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date.  Certificates of insurance shall evidence that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives as Landlord may reasonably request from time to time, are included as additional insureds on liability policies and that Landlord is included as loss payee on the property insurance as stated in Paragraph 9(a)(i)(5) above.  Further, each policy shall contain provisions giving Landlord and each of the other additional insureds at least thirty (30) days prior written notice of cancellation, non-renewal or material change in coverage provided that for cancellation for non-payment of premium, ten (10) days prior notice will be provided.  In the event of such cancellation or nonrenewal, Tenant shall replace such insurance so that no loss in coverage occurs, and Tenant shall provide Landlord with a revised certificate of insurance evidencing same.

(iii)In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease (as and when required by this Lease) and such failure continues for more than five (5) business days after written notice from Landlord, then Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

(iv)The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation under this Lease.  Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

(v)The Tenant insurance requirements stipulated in Paragraph 9(a)(i) above are based upon current industry standards.  Landlord reserves the right to require additional coverage or to increase limits as industry standards change, provided that any such increases or additional coverage requirements must be commercially reasonable based on the insurance requirements of other institutional owners of commercial properties similar to the Project in the market in which the Project is located.

(vi)Should Tenant engage the services of any contractor to perform work or construct any Tenant-Made Alterations in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability, builders' risk, worker's compensation and employers liability coverage in form and amounts reasonably acceptable to Landlord, and, in all events, consistent with then current industry standards.  Contractor shall include Landlord, its trustees, officers, directors, members, agents and employees, Landlord's mortgagees and Landlord's representatives as Landlord may reasonably request from time to time, as additional insureds on the liability policies required hereunder.  All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the

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Project is located with a rating of at least "A-: X" or better as set forth in the most current issue of Best's Insurance Reports, unless otherwise approved by Landlord.  Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises.  Further,  each policy will contain provisions giving Landlord and each of the other additional insureds with at least thirty (30) days' prior written notice of any cancelation, non-renewal or material change in coverage, provided that for cancellation for non-payment of premium, ten (10) days prior notice will be provided.  The above requirements shall apply equally to any subcontractor engaged by contractor.

(b)Landlord's Insurance.  Landlord shall obtain and maintain the following: (1) special form/cause of loss (formerly all-risk) property insurance covering damage to the Building constructed or installed by Landlord (excluding foundations), in an amount equal to the full replacement cost thereof, less a commercially reasonable deductible if Landlord so chooses; provided, however, Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises; and (2) commercial general liability insurance, which shall be in such amount as Landlord so determines (in Landlord's commercially reasonable discretion) and shall be in addition to, and not in lieu of, any insurance required to be maintained by Tenant. Tenant shall not be included as an additional insured on any policy of liability insurance maintained by Landlord.  In addition, Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood insurance, earthquake insurance, rent loss insurance and pollution legal liability insurance.  The premiums for all such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof.  The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant's use of the Premises.  Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

(c)Waiver of Subrogation.  Both parties agree to waive and cause its insurance carriers to waive all rights of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against.  The failure of a party to insure its property shall not void this waiver.  Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's agents, employees, licensees, invitees, or any other party in or about the Premises, whether such damage or injury is caused by or results from: (i) fire, steam, electricity, water, gas or rain; (ii) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (iii) conditions arising in or about the Premises or upon other portions of the Project, or from other sources or places; or (iv) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. Notwithstanding anything to the contrary contained in this Lease, each party hereby waives and releases any claims against the other, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage to any of the Premises, the Building and the Project, and to any personal property regardless of negligence or fault; however, such waiver shall not apply to any deductible amounts maintained by a party under its insurance.  The waivers set forth in this Paragraph 9(c) shall be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.

10.Landlord's Repairs.  Subject to Paragraphs 15 and 16 of this Lease and excluding any damages caused by Tenant or any Tenant Party, Landlord shall, at Landlord's sole cost (and not included in Operating Expenses), except as otherwise set forth in this Lease, maintain in good condition and repair the structural elements of: (a) the roof of the Building (not including the roof membrane, which shall be maintained and repaired by Landlord as part of Operating Expenses), (b) the exterior walls of the Building (not including painting and caulking, which shall be maintained by Landlord as part of Operating Expenses), and (c) the foundations for the Building (collectively, the "Building Structural Elements"), including repairs to the Building Structural Elements necessitated by subgrade movement.  Additionally, subject to Paragraphs 15 and 16 of this Lease, Landlord shall maintain and repair and keep the same in a good condition and repair (reasonable wear and tear excluded and damages caused by Tenant or any Tenant Party excluded), as part of Operating Expenses (subject to the terms of this Lease, including the amortization of capital improvements and the exclusions to Operating Expenses as described in Paragraph 6(c) above), (I) the non-

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structural elements of the roof (including the roof membrane), and (II) the Common Areas; utilities systems (including the electrical system) serving the Building up to the point of connection with the Building; any Building systems to the extent such systems are installed by Landlord and not exclusively serving the Premises; the fire pump(s) serving the Project; the non-structural elements of the roof (including the roof membrane); the non-structural elements of the exterior walls (it being agreed that any costs incurred by Landlord to paint the exterior of the Building shall passed through to Tenant as part of Operating Expenses in accordance with Paragraph 6 above); the non-structural elements of the foundations; and the exterior areas of the Project, including, but not limited to, the parking areas and driveways of the Premises and the landscaping and grounds surrounding the Building and Project (including, without limitation, mowing thereof and snow removal thereon).  The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Tenant hereby waives the benefit of California Civil Code Sections 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the rent or to terminate this Lease due to Landlord's failure to keep the Premises in good order, condition and repair.

11.Tenant's Repairs.

(a)Subject to Paragraphs 15 and 16 of this Lease, Landlord's obligations expressly set forth in Paragraph 10 and Landlord's Construction Warranty (as defined in Exhibit B attached hereto), Tenant, at its sole expense, shall repair, replace and maintain in good order, condition and repair (reasonable wear and tear, damage caused by Landlord or its agents, employees, contractors, subcontractors, representatives, consultants, licensees or invitees [collectively, "Landlord Parties"] excepted) and in compliance with all Legal Requirements and Private Restrictions all portions of the Premises, and all other areas, improvements and systems exclusively serving the Premises including, without limitation, docks, dock equipment and loading areas, truck doors, plumbing, water, sewer lines, from the points of connection with the Building, fire sprinklers and fire protection systems within the Premises from points of connection with the Building, entries, doors, door frames, ceilings, windows, window frames, interior walls, and the interior side of demising walls (if any), and heating, ventilation and air conditioning ("HVAC") systems, and other building and mechanical systems serving the Premises.  Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Lease Term.  If, during the last two (2) years of the Lease Term, a capital replacement of an HVAC unit is required (each of the foregoing, an "Capital HVAC Item" and collectively "Capital HVAC Items"), then, (A) provided no Event of Default exists under this Lease, (B) Tenant has maintained the maintenance service contract(s) for the HVAC systems pursuant to (i) below, and (C) provided further that such Capital HVAC Items: (I) will have a useful life in excess of the remaining portion of the then applicable Lease Term, and/or (II) were not necessitated by Tenant's failure to properly maintain such systems in accordance with the manufacturer's recommendations, or Tenant's breach of this Lease or the negligent act or omission of Tenant or any of the Tenant Parties (in which case Tenant shall be responsible therefor at Tenant's sole cost and expense), then Landlord shall purchase and perform such Capital HVAC Item(s) and the cost thereof shall be amortized on a straight line basis (with interest) over the useful life thereof, and Tenant shall pay such amortized payments to Landlord on the first day of each month together with its Base Rent payments (but without regard to any credit or abatement of Base Rent) through and including the expiration of the Lease Term (as the same may be extended).  Notwithstanding anything to the contrary contained herein, Landlord may elect not to complete the Capital HVAC Item(s) (unless such Capital HVAC Item(s) are normal and customary HVAC units serving the northern office portion of the Premises, which normal and customary HVAC units Landlord shall not be permitted to object to replacing provided the other terms and conditions contained in this Paragraph 11(a) are satisfied) upon written notice to Tenant (which notice shall be given no later than ten (10) business days after receipt of Tenant's written notice of a Capital HVAC Item) in which case (1) Landlord shall not be obligated to complete the applicable Capital HVAC Item, (2) notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, but not the obligation, to replace the applicable Capital HVAC Item at its sole cost and expense; and (3) if Tenant does not elect to complete such replacement pursuant to clause (2), above, then, as Landlord's sole and exclusive remedy, Tenant shall be required to remove any such HVAC units on or before the expiration of the Lease Term. Within ten (10) days of the Commencement Date, Tenant, at Tenant's expense, shall enter into maintenance service contracts for (i) the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises, and (ii) Tenant's trash collection, sweeping and removal; provided, however, in the event that Tenant fails to enter into such service contracts and/or to properly maintain and/or perform the foregoing in accordance with the terms and conditions contained in this Lease, then at Landlord's written election (but at Tenant's expense) after written notice to Tenant and

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Tenant's failure to cure the same within fifteen (15) days after Tenant's receipt of such written notice, Landlord shall have the right (but not the obligation) to enter into such maintenance service contracts.  Landlord may request a list of vendors providing services under the aforementioned maintenance contractors together with the scope of such services and if Landlord provides Tenant with written notice that it reasonably objects to any of the listed vendors, then Tenant shall replace such vendor within a reasonable period of time.  Without limiting any of the foregoing, Tenant, at Tenant's sole cost and expense, shall store all trash and other solid waste within the Premises or in such areas as may be reasonably designated by Landlord for such storage.  Tenant shall not burn any trash or garbage at any time in or about the Premises and/or the Project.

(b)In the event that any repair or maintenance obligation required to be performed by Tenant hereunder is likely to adversely affect the Building Structural Elements, then Tenant shall use contractors that are approved in advance by Landlord for such work (which approval shall not be unreasonably withheld, conditioned or delayed).

(c)Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment, dock equipment, and the HVAC system are then in good repair and working order.  If Tenant fails to perform any repair or replacement for which it is responsible (or if Tenant fails to obtain any of the certifications described in the immediately preceding sentence), Landlord may perform such work (and/or obtain such certifications) and be reimbursed by Tenant within ten (10) days after demand for all costs and expenses incurred by Landlord in connection therewith.  Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from any breach by Tenant of the terms and conditions of this Lease or by any negligent act or omission of Tenant or any Tenant Party.

12.Tenant-Made Alterations and Trade Fixtures.

(a)Subject to the terms set forth below, any alterations, additions, or improvements (including, without limitation, alterations, additions or improvements to the roof of the Building, but excluding the Landlord Work to be constructed by Landlord, the initial Tenant Improvements and/or any Tenant Change(s) to be constructed pursuant to Exhibit B attached hereto, which shall not constitute Tenant-Made Alterations and shall be governed by the terms of the Work Letter attached hereto as Exhibit B and not the terms of this Paragraph 12(a)) made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to compliance with Legal Requirements and Private Restrictions (including, without limitation, approval of any applicable design review committee[s] or owners association[s]) and Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (except to the extent that the subject Tenant-Made Alterations could reasonably be expected to adversely impact the structure and/or structural elements of a Building, or any Building systems, in which event Landlord's consent shall be in its sole and absolute discretion, or the exterior appearance of the Project, Building, and/or Premises, in which event Landlord's consent shall be in its sole and good faith discretion).  Tenant acknowledges that, subject to the terms of Paragraph 43 below, Landlord does not have control over any applicable design review committee(s) and/or owners association(s) and their review of any proposed Tenant-Made Alterations.  Therefore, such design review committee(s) and owners association(s) may grant or withhold its/their consent in accordance with applicable Legal Requirements and/or Private Restrictions, which may or may not require such design review committee(s) and/or owners association(s) to act reasonably in granting or withholding its/their consent.  Notwithstanding the foregoing, but subject to compliance with Legal Requirements and Private Restrictions, Landlord's consent shall not be required for non-structural alterations to the interior of the Premises (that are not visible from the exterior of the Premises) costing less than Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any consecutive twelve (12) month period, provided that in any such case, the alterations (i) do not affect the structure of the Building, or adversely affect any Building systems (including, without limitation, electrical, plumbing, life safety, and/or HVAC systems), or the exterior appearance of the Project, Building or the Premises, (ii) do not require an approval under any Private Restrictions, and (iii) do not involve Building penetrations (collectively, "Permitted Alterations"). Tenant shall give Landlord at least ten (10) days prior written notice of such Permitted Alterations ("Permitted Alterations Notice"), which Permitted Alterations Notice shall be accompanied by reasonably adequate evidence that such Permitted Alterations meet the criteria contained in this Paragraph 12.  Permitted Alterations shall be deemed to constitute Tenant-Made Alterations for all purposes under this Lease (except that Landlord's consent shall not be required so long as the foregoing provisions have been satisfied).  Tenant shall cause, at its expense, all Tenant-Made Alterations, including without limitation Permitted Alterations, to comply with insurance requirements, with Legal Requirements and Private Restrictions, and shall construct at its expense any alteration or modification required by Legal Requirements and/or Private Restrictions as a result of any Tenant-Made Alterations and/or Permitted Alterations.

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(b)All Tenant-Made Alterations and Permitted Alterations shall be constructed in a good and workmanlike manner, in compliance with Legal Requirements and the Private Restrictions, and by contractors reasonably acceptable to Landlord and only good grades of materials shall be used.  All plans and specifications for any Tenant-Made Alterations (other than Permitted Alterations, unless otherwise required by Legal Requirements or Private Restrictions) shall be submitted to (i) Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed (except to the extent that the subject Tenant-Made Alterations could reasonably be expected to adversely impact the structure and/or structural elements of the Building, the exterior appearance of the Project, Building, and/or Premises or any Building systems, in which event Landlord's consent shall be in its sole and absolute discretion), and (ii) any applicable design review committee(s) and/or owners association(s) for their respective approvals (which approvals may be granted or withheld in accordance with the applicable Legal Requirements and Private Restrictions).   Tenant shall reimburse Landlord for its reasonable out-of-pocket costs in reviewing plans and specifications and Tenant agrees that Landlord has the right to condition Landlord's approval of any Tenant-Made Alterations that affect any Building Structural Elements upon charging a commercially reasonable construction monitoring fee (not to exceed two percent (2%) of the total cost of such Tenant-Made Alterations). Landlord's right to review plans and specifications and/or to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Legal Requirements and/or Private Restrictions or are otherwise performed to any particular standard or in any particular manner.

(c)Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such work, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord final, unconditional lien waivers in statutory form from all such contractors and subcontractors.

(d)Upon surrender of the Premises, all Tenant-Made Alterations, Permitted Alterations, and any leasehold improvements constructed by Landlord or Tenant (including, without limitation, the Tenant Improvements and/or any Tenant Change, but expressly excluding all of Tenant's trade fixtures, inventory, furnishings, equipment and other personal property at the Premises [all of which may be removed by Tenant from time to time and at any time during the Lease Term]) shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant Improvements (in accordance with Exhibit B), Tenant Change (in accordance with Exhibit B), and/or Tenant-Made Alterations (or following receipt of a Permitted Alterations Notice or a Permitted Alterations List, as applicable).  Notwithstanding the foregoing, Tenant shall have the right, at the time it requests Landlord's consent and delivers all plans and specifications to any Tenant-Made Alteration (or, with respect to Permitted Alterations, at the time it delivers a Permitted Alterations Notice or Permitted Alterations List, as applicable, or with respect to the Tenant Improvements and/or a Tenant Change, in accordance with the terms and condition contained in Exhibit B), to make a written request that Landlord notify Tenant whether Tenant shall be required to remove the applicable Tenant-Made Alteration, Tenant Improvement, Tenant Change and/or Permitted Alteration at the expiration or termination of the Lease Term, in which event Tenant shall only be obligated to remove (i) those Tenant-Made Alterations, Tenant Improvements, Tenant Changes and Permitted Alterations that Landlord notified Tenant in writing at the time Landlord provides its consent that it must remove at the end of the Lease Term, and (ii) those Tenant-Made Alterations, Tenant Improvements, Tenant Changes and Permitted Alterations that Tenant did not timely seek or did not obtain Landlord's written consent to leave in place at the end of the Lease Term, and that Landlord ultimately requires Tenant to remove.  Failure of Landlord to notify Tenant in writing at the time that Landlord issues its consent that a Tenant-Made Alteration, Tenant Improvement, and/or any Tenant Change must be removed (or within ten (10) business days following Landlord's receipt of a Permitted Alterations Notice or Permitted Alterations List, as applicable) shall mean that Tenant shall be obligated to remove the Tenant-Made Alteration, Tenant Improvement, Tenant Change and/or Permitted Alteration (as applicable) at the expiration or earlier termination of this Lease.  Notwithstanding the foregoing or anything to the contrary contained herein, Landlord hereby agrees that Tenant shall not be required to remove (I) the Tenant Improvements located in the northern office area of the Premises as depicted on the site plan attached hereto as Exhibit F, (II) conventional and customary building systems (e.g. mechanical, electrical, plumbing and life safety systems) typically installed in office/industrial/warehouse buildings in the market area (but specifically excluding any specialty systems and equipment, including, without limitation, any manufacturing and/or lab equipment, which Tenant shall be required to

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remove), and (III) basic structural upgrades to the Building (collectively, the “Improvements Not Subject to Restoration”). Notwithstanding the foregoing to the contrary, Tenant shall be required to remove (and repair any damage caused by such removal) any and all mezzanines (excluding the mezzanine installed by Landlord as part of the Landlord Work) from the Premises (including, without limitation, any equipment and/or building systems placed and/or installed on such mezzanines, whether or not the same are depicted in Exhibit F and whether or not the same are conventional and/or customarily installed in office/industrial/warehouse buildings in the market area). Any Tenant-Made Alterations, Tenant Improvements, Tenant Changes and Permitted Alterations which Landlord has elected to not require Tenant to remove shall remain on the Premises as Landlord's property and shall be deemed abandoned by Tenant at the expiration or earlier termination of the Lease.  Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by the removal of any Tenant-Made Alterations, Tenant Improvements, Tenant Changes and/or Permitted Alterations.

(e)Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery, racks and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not adversely impact the Building Structural Elements, do not overload the Premises (i.e. the weight and/or size of such items do not exceed the specifications and thresholds thereof) and the construction, erection, and installation thereof complies with all Legal Requirements and Private Restrictions and with any other applicable requirements set forth in this Paragraph 12 above.  Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage to the Project, Building and/or Premises caused by such removal.

13.Signs.  Subject to compliance with all Legal Requirements, Private Restrictions, any sign criteria adopted by the Pacific Research Center, any sign criteria adopted by Landlord for the Project, the City of Newark signage requirements, and receipt of prior written approval from Landlord, and any applicable design review committee(s) and/or owners association(s) as to size, quantity, design, location, graphics, materials, colors and similar specifications (which approval with respect to Landlord shall not be unreasonably withheld, conditioned or delayed, but with respect to any applicable design review committee(s) and/or owners association(s) may be granted or withheld in accordance with Legal Requirements and/or Private Restrictions), Tenant shall have the right (at Tenant's sole cost and expense) to place, maintain, alter, modify and repair graphics and signage (in reasonable dimensions as approved by Landlord) depicting Tenant's trade name and logo mutually approved locations on the exterior of the Building ("Tenant's Exterior Signage"). Notwithstanding the foregoing, Landlord hereby approves of Tenant's trade name (i.e., "Allogene") and Tenant's logo, as depicted on Exhibit D attached hereto, but all of the foregoing shall still remain subject to compliance with all Legal Requirements, Private Restrictions, any sign criteria adopted by the Pacific Research Center, the City of Newark signage requirements, and any applicable design review committee(s) and/or owners association(s). Any and all costs in connection with Tenant's Exterior Signage, including without limitation the permitting, fabrication, installation, maintenance and removal of Tenant's Exterior Signage (including the cost of removal of Tenant's Exterior Signage and repair to the Building and Premises caused by such removal) shall be borne by Tenant.  Tenant (at Tenant's sole cost and expense) agrees to maintain and repair (in good first-class condition at all times), and replace (as necessary), Tenant's Exterior Signage. Upon surrender or vacation of the Premises at the expiration or earlier termination of the Lease Term, Tenant shall, at its sole cost, remove all of Tenant's Exterior Signage and repair, paint, and/or replace the Building fascia surface to which its signs are attached.  Tenant shall, at its sole cost, obtain all applicable governmental permits and approvals for sign and exterior treatments; provided, however, that Landlord shall reasonably cooperate with Tenant's efforts (at no out-of-pocket cost to Landlord) to obtain such permits and approvals.  Notwithstanding the foregoing, other than the current name of Tenant (i.e. "Allogene Therapeutics, Inc.") in no event shall any Objectionable Name be placed on Tenant's Exterior Signage.  As used herein, the term "Objectionable Name" shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which (1) is inconsistent with the quality of the Building as a first-class institutional quality building; or (2) would adversely impact the value of the Project, Building or Premises (in Landlord's good faith discretion); or (3) are generally perceived in the public to be disreputable.  Further notwithstanding anything to the contrary contained herein, Landlord hereby discloses to Tenant (and Tenant hereby acknowledges) that signage on or about the Building, Premises and/or Project may not be permitted by Legal Requirements and/or the Private Restrictions.  Landlord makes no representation and/or warranty as to whether Tenant will be permitted to place signage on or about the Premises, Building, and/or Project.  In the event Tenant receives approval from Landlord, and any applicable design review committee(s) and/or owners association(s) as to Tenant's signage and any such approval is later withdrawn through no bad faith act or willful misconduct of Landlord, Tenant agrees that Landlord shall not be liable therefor and that such existence or nonexistence of Tenant's right to use signage on or about the Premises, Building, and/or Project shall not affect this Lease and/or any of Tenant's other obligations

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under this Lease.  Landlord shall have no right to place any signage on the Premises without Tenant's prior written consent (which consent may be  withheld in Tenant’s sole discretion); provided, however, that the foregoing restriction shall not apply to (and Landlord may place on the Premises) (i) any signs required to comply with Legal Requirements and/or Private Restrictions, (ii) directional signage and/or building identification signage (as may be required by any association with jurisdiction over the Project), and (iii) one sign on the Building (so long as the same is in a location reasonably acceptable to Tenant that does not otherwise obstruct or block Tenant's signage) stating the Premises are available for sale or, during the last nine (9) months of the Lease Term, that the Premises are available for let (as long as Tenant has not exercised any remaining "Option" (as defined in Paragraph 41 below).

14.Parking.  Tenant shall be entitled to park up to one hundred fifty-six (156) customary passenger vehicles in common with other tenants in those areas designated by Landlord for non-reserved parking, on a first come, first served basis, provided, however, 12 of such 156 parking spaces as identified on Exhibit E hereto (the “Tenant’s Exclusive Parking Area”) shall be for Tenant’s exclusive use, subject in all cases (with respect to the entire allotment of Tenant's parking spaces) to Tenant's obligation to comply with all Legal Requirements and Private Restrictions, the terms of this Lease and all commercially reasonable and non-discriminatory rules and regulations which are prescribed from time to time by Landlord. In addition, Tenant shall have the right, at Tenant's sole cost and expense, to create and utilize up to an additional twenty-three (23) non-exclusive parking spaces by striping the dock area serving the Premises, subject to Landlord's review and approval of plans and specifications for same, and Tenant's obligation to comply with all Legal Requirements and Private Restrictions, the terms of this Lease and all commercially reasonable and non-discriminatory rules and regulations which are prescribed from time to time by Landlord. Subject to compliance with Legal Requirements and Private Restrictions, Tenant shall have the right to implement and utilize, at Tenant's sole cost and expense, valet parking, but only if Tenant is not in any manner impeding or interfering with any of the drive aisles or other areas of the Project. Tenant acknowledges that Landlord has no obligation to police the usage of Tenant's parking spaces and Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.  All motor vehicles (including all contents thereof) shall be parked in the Project parking areas at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

15.Restoration.

(a)If at any time during the Lease Term the Premises are materially damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises.  If the restoration time is estimated to exceed three hundred sixty (360) days from the date the parties receive notice of such damage, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord's notice.  If neither party elects to terminate this Lease or if Landlord estimates that restoration will take three hundred sixty (360) days or less, or if the casualty damage in question is not material, then Landlord shall promptly and diligently restore the Premises excluding the Tenant-Made Alterations, the Tenant Improvements and/or any other improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds, any Tenant Delay(s) and/or from Force Majeure events.  Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Base Rent and Tenant's Proportionate Share of Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are substantially damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage.  Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within sixty (60) days after the expiration of the estimated period of time set forth in the Landlord's estimate (except to the extent that substantial completion is delayed as a result of events of Force Majeure or any acts or omission of Tenant or any Tenant Party), then Tenant may terminate this Lease by written notice to Landlord within ten (10) days after the expiration of such period (but prior to substantial completion of the restoration), as the same may be extended.

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(b)If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained (or required to be maintained) by Landlord under this Lease (and the total out-of-pocket cost to Landlord shall exceed five percent (5%) of the replacement cost of the Building), or any Landlord's mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage following Landlord's reasonable and good faith efforts to cause the proceeds to be applied towards restoration of the Premises (to the extent permitted under the applicable loan agreements, and to the extent Landlord reasonably determines that restoration is economically viable), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord's mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination; provided, however, such termination shall be null and void if Tenant agrees in writing to pay all uninsured amounts and all amounts required by Landlord's mortgagee (in each case in excess of five percent (5%) of the replacement cost of the Building), and delivers written notice of such election, together with all required funds, within ten (10) business days following Landlord's notice of termination.   If Landlord elects to repair or restore such damage or destruction (or a termination election by Landlord is rendered void because Tenant has elected to pay the additional amounts described above and delivered such amounts to Landlord), this Lease shall continue in full force and effect, but Base Rent shall be proportionately reduced as provided in Paragraph 15(a).  If Landlord elects to terminate this Lease (and such termination is not rendered void as described above), such termination shall be effective as of the date of the occurrence of such damage or destruction.

(c)Notwithstanding the foregoing (but subject to Paragraph 9(c)), to the extent the Building and/or the Premises are wholly or partially damaged or destroyed as a result of the negligence or willful misconduct of Tenant and such risk is not covered by Landlord's insurance coverage or the coverage required to be maintained by Landlord herein, then Tenant shall have no right to terminate this Lease as a result of the casualty damage and Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant's sole cost and expense, or Landlord may at its option undertake such repair or restoration at Tenant's sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment obligations pursuant to this Paragraph 15(c) to the extent that insurance proceeds are collected by Landlord to repair such damage (or, in the event that Landlord has failed to maintain the property insurance required to be maintained by Landlord hereunder, to the extent that insurance proceeds would have been collected had Landlord maintained such required insurance), although Tenant shall in such events pay to Landlord the full amount of the deductible under Landlord's insurance policy and any amounts not insured.  This Lease shall continue in full force and effect without any right of Tenant to terminate the Lease, nor any abatement or reduction in Base Rent or Operating Expenses or other payments owed by Tenant; provided, however, that Base Rent shall be abated to the extent of any rental loss insurance proceeds received by Landlord.

(d)The provisions of this Paragraph 15 shall constitute Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4).  No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or Project.

16.Condemnation.  If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and (a) the Taking would prevent or materially interfere with Tenant's use of the Premises (as determined by Tenant's in Tenant's commercially reasonable judgment), (b) in Landlord's commercially reasonably judgment would materially interfere with or impair its ownership or operation of the Project, or (c) as a result of such Taking, Landlord's mortgagee accelerates the payment of any indebtedness securing all or a portion of the Project, then upon written notice by Landlord (in connection with item (b) or (c) above), or Tenant (in connection with item (a) above), this Lease shall terminate and Base Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises as near as reasonably attainable to its condition prior to the Taking; provided, however, Landlord's obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage.  In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award, including, without limitation, any award for a Taking of Tenant's leasehold interest hereunder.  Tenant shall have the right, to

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the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for (i) moving expenses, (ii) Tenant's interest in the unamortized value of the Tenant Improvements and Tenant-Made Alterations (to the extent the same were paid solely by Tenant without the benefit of the Tenant Improvement Allowance or any other funds by Landlord), and (iii) damage to Tenant's Trade Fixtures and personal property.  This paragraph shall be Tenant's sole and exclusive remedy in the event of any taking and Tenant hereby waives any rights and the benefits of Section 1265.130 of the California Code of Civil Procedure or any other statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Paragraph.

17.Assignment and Subletting.

(a)Without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned or unduly delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a "Transfer") and any attempt to do any of the foregoing shall be void ab initio and of no effect.  Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant, or the surviving entity following a merger, consolidation or other reorganization of Tenant, or to an entity acquiring all or substantially all of the stock (or other ownership interests) or assets of Tenant (each, a "Tenant Affiliate"), without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate and the Tenant Affiliate must have a tangible net worth reasonably sufficient to satisfy all of Tenant's remaining obligations under this Lease, as reasonably determined by Landlord.  Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any Transfer, other than to a Tenant Affiliate, not to exceed $10,000 in Current Dollars in the aggregate for any particular Transfer.   Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (i) Tenant is in default of this Lease beyond any applicable cure period provided in this Lease; (ii) the assignee is unwilling to assume in writing all of Tenant's obligations hereunder; (iii) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord's mortgagee; (iv) the proposed assignee or sublessee is of a character or reputation or engaged in a business which is not consistent with the Project and/or other institutional quality research and development projects in the market area (as reasonably determined by Landlord); (v) Landlord or any affiliate of Landlord has historically had a negative experience with the proposed assignee, subtenant or any affiliate thereof; and/or (vi) the Premises will be used for different purposes than those set forth in Paragraph 3(a) or for a use requiring or generating Hazardous Materials (beyond what is expressly permitted under Paragraph 30 below) or in violation of applicable Environmental Requirements.

(b)Notwithstanding any Transfer, Tenant shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such Transfer).  In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) of such excess rental  and other excess consideration (which excess shall be calculated after first deducting all actual and reasonable out-of-pocket costs paid by Tenant to procure the transferee, including, without limitation, market brokerage fees, reasonable legal fees, the unamortized amount [amortized on a straight line basis over the Lease Term] of the amount expended by Tenant above and beyond the amount of the Tenant Improvement Allowance in connection with the Tenant Improvements located in the space to be transferred, and the reasonable cost of tenant improvements to the extent performed for the transferee in order to procure the assignment or sublease) within ten (10) days following receipt thereof by Tenant.  If such Transfer is for less than all of the Premises, such excess rental and other excess consideration shall be calculated on a rentable square foot basis.

(c)If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant beyond any applicable cure and/or notice period hereunder, Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionaire or licensee or

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other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord.  No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.  Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers.  Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 17 or otherwise has breached or acted unreasonably under this Paragraph 17, then Tenant shall have the right to seek any and all remedies available at law or in equity; provided, however, that Tenant hereby waives any right at law or equity to terminate this Lease including, without limitation, its rights under Section 1995.310 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

(d)Tenant shall have the right to sublease, without Landlord's prior written consent, up to twenty thousand (20,000) rentable square feet of the Premises, in the aggregate (each, a "Permitted Subtenant"); provided that (i) the Permitted Subtenant uses such space only for the use permitted by this Lease and for no other purpose (and the products and materials stored by the Permitted Subtenant do not exceed that permitted to be stored by Tenant under applicable Legal Requirements); (ii) before the Permitted Subtenant commences occupancy of the Premises, Tenant shall notify Landlord in writing of the Permitted Subtenant's identity and any other information reasonably requested by Landlord.  Tenant shall cause each Permitted Subtenant, and each of its employees and licensees, to comply with the provisions of this Lease (including, without limitation, the insurance requirements under this Lease), and each Permitted Subtenant, and each of its employees, agents, and contractors, shall be deemed a Tenant Party for purposes of this Lease (including, without limitation, Tenant's indemnification obligations under this Lease); and (iii) Tenant is not in default of this Lease beyond any applicable cure period provided in this Lease.  No use or occupancy of any portion of the Premises by a Permitted Subtenant shall release or excuse Tenant from any obligation hereunder or create a landlord/tenant relationship between Landlord and such Permitted Subtenant.  Landlord shall not be required to provide notices to any Permitted Subtenant.  The foregoing consent by Landlord shall not be construed as a waiver of Landlord's right to consent to any further subletting either by Tenant or by the any of the Permitted Subtenants or to any assignment by Tenant of the Lease or assignment by a Permitted Subtenant.

18.Indemnification.

(a)To the extent permitted by applicable Legal Requirements, but subject to the waiver of subrogation set forth in Paragraph 9(c) above, Tenant agrees to indemnify, defend and hold harmless Landlord and its affiliates and their investment advisors, members, agents, servants, directors, property managers, officers and employees (collectively, "Landlord Indemnitees"), from and against any and all third party claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including without limitation reasonable attorneys' fees) (collectively, "Claims"), arising from any occurrence in or about the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant and/or any Tenant Party in or about the Premises or the Project or due to any negligence or willful misconduct of Tenant or any Tenant Party; provided, however, notwithstanding the foregoing, Tenant shall not have any obligation to indemnify Landlord or any Landlord Indemnitees for any Claims to the extent caused by the negligence or willful misconduct of Landlord or any of the Landlord Indemnitees.  In case any Claim is brought against Landlord or any of the Landlord Indemnitees for which Tenant is obligated to indemnify Landlord and/or the Landlord Indemnitees pursuant to this Paragraph, then Tenant, upon notice from Landlord, shall resist and defend such Claim (by counsel chosen by Tenant but reasonably satisfactory to Landlord) at Tenant's expense.  Landlord shall not be liable to Tenant, and Tenant hereby waives all Claims against Landlord and the Landlord Indemnitees, for any damages arising from any act, omission or neglect of any other tenant in the Project, and notwithstanding anything to the contrary contained in any provision of this Lease, in no event shall Landlord or any of the Landlord Indemnitees be liable for any injury or interruption to Tenant's business or any loss of income therefrom under any circumstances and neither Landlord nor any of the other indemnified parties shall be liable for any indirect, speculative, consequential or punitive losses or damages suffered by Tenant or any Tenant Party.

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(b)To the extent permitted by applicable Legal Requirements, but subject to the waiver of subrogation set forth in Paragraph 9(c) above, Landlord agrees to indemnify, defend and hold harmless Tenant and its affiliates and their members, agents, servants, directors, property managers, officers and employees (collectively, "Tenant Indemnitees"), from and against any and all Claims by third parties resulting from the negligence or willful misconduct of Landlord or any Landlord Parties; provided, however, notwithstanding the foregoing or anything to the contrary in this Lease, Landlord shall not have any obligation to indemnify Tenant or any Tenant Indemnitees for any Claims to the extent caused by the negligence or willful misconduct of Tenant or any of the Tenant Indemnitees.  In case any Claim is brought against Tenant or any of the Tenant Indemnitees for which Landlord is obligated to indemnify Tenant and/or the Tenant Indemnitees pursuant to this Paragraph, then Landlord, upon notice from Tenant, shall resist and defend such Claim (by counsel chosen by Landlord but reasonably satisfactory to Tenant) at Landlord's expense.

(c)These indemnity provisions shall survive termination or expiration of this Lease for a period of two (2) years. The furnishing of insurance required hereunder shall not be deemed to limit either parties' obligations under this Paragraph 18.

19.Inspection and Access.  Landlord and Landlord's agents, employees, and contractors shall have the right to enter the Premises at any and all reasonable times and upon reasonable (but no less than 24-hours) advance written notice (except in the event of an emergency, in which case no notice shall be required and/or given) for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, or, during the last year of the Lease Term, to prospective tenants, and for the purpose of exercising any right or obligation to maintain, repair or restore the Premises, or any other right which Landlord may have under this Lease.  Tenant shall have the right to have a representative present during any entry upon the Premises by Landlord (and absent an emergency, Landlord will reasonably coordinate with Tenant to schedule any visits to the Premises).

20.Quiet Enjoyment.  If Tenant shall perform, within the applicable notice and cure periods provided in this Lease, all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, any ground lease, mortgage or deed of trust now or hereafter encumbering the Premises and all matters of record, except as otherwise expressly provided herein (including, without limitation, Paragraph 27 below), at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

21.Surrender.  No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  On or prior to the expiration or termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in good condition, broom clean, reasonable wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16, any damage caused by Landlord or any Landlord Parties excepted. Tenant shall remove (a) all Tenant-Made Alterations and Permitted Alterations for which Landlord has advised (or is deemed to have advised) Tenant that removal would be required pursuant to Paragraph 12(d) above, (b) all Tenant Improvements and Tenant Changes for which Landlord has advised (or is deemed to have advised) Tenant that removal would be required pursuant to Exhibit B attached hereto (excluding the Improvements Not Subject to Restoration, which Tenant shall not be required to remove), and (c) all of Tenant's personal property and Trade Fixtures and security system(s).  Landlord and Tenant agree to have a joint inspection of the Premises prior to Tenant vacating.  In the event of Tenant's failure to participate in such joint inspection after Tenant's receipt of notice from Landlord thereof, and Tenant's subsequent failure to participate in such joint inspection within ten (10) business days after such notice, Landlord's inspection shall be deemed conclusive for purposes of determining Tenant's responsibility for repairs and restoration.  No such performance by Landlord shall create any liability on the part of Landlord whatsoever. Any Trade Fixtures, Tenant-Made Alterations, Tenant Improvements, Tenant Changes, Permitted Alterations and all other personal property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the expiration or termination of the Lease Term shall survive the expiration or termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. If Tenant fails to perform any obligation contained herein prior to the expiration or earlier termination of this Lease, without limiting any of the other rights and remedies Landlord may under this Lease, at law and/or in equity, Landlord shall have the rights set forth in Paragraph 24(f) below.

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22.Holding Over.  If Tenant fails to vacate the Premises after the expiration or earlier termination of the Lease Term, Tenant shall be, at Landlord's sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent in effect on the expiration or termination date computed on a monthly basis for the first month or part thereof during such holdover, and one hundred fifty percent (150%) for each month or part thereof thereafter, even if Landlord consents to such holdover (which consent shall be effective only if in writing).  All other payments shall continue under the terms of this Lease.  Tenant shall also be liable for all Operating Expenses incurred during such holdover period.  In addition, if Tenant does not vacate the Premises within thirty (30) days following the expiration or earlier termination of the Lease Term, Tenant shall be liable for all damages (including attorneys' fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23.Events of Default.  Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

(a)Tenant shall fail to pay any installment of Base Rent or any other payment required herein within five (5) business days following written notice from Landlord.

(b)Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced below the levels required hereunder, except, in each case, as permitted in this Lease and Tenant has not obtained replacement coverage (effective retroactively to the date of termination or cancellation of the prior policy), within ten (10) days following its receipt of written notice from either Landlord or the applicable insurance carrier.

(c)There shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease (except as otherwise permitted in this Lease) that is not voided and cured within five (5) days following written notice from Landlord.

(d)Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within twenty-five (25) days after Tenant is notified (or otherwise actually becomes aware) that any such lien or encumbrance is filed against the Premises.

(e)Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord's request for the same where such failure continues for more than ten (10) business days after notice from Landlord.

(f)Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default; provided, however, that if the nature of Tenant's obligation under this subsection (g) is such that more than thirty (30) days are reasonably required for performance, then Tenant shall not be in default under this subparagraph (f) if Tenant promptly commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

Any notices to be provided by Landlord under this Paragraph 23 shall be in addition to, and not in lieu of, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

24.Landlord's Remedies.  Upon the occurrence of any Event of  Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

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(a)Termination of Lease.  Landlord may terminate this Lease and Tenant's right to possession of the Premises.  If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises or to attempt to relet the Premises, or the appointment of a receiver in order to protect Landlord's interest under this Lease, shall not be deemed a termination of Tenant's right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated.  Notification of any default described in Paragraph 23 of this Lease shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.  If Landlord terminates this Lease and Tenant's right to possession of the Premises, Landlord may recover from Tenant:

(1)The worth at the time of the award of unpaid rent which had been earned at the time of termination; plus

(2)The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3)The worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)Any other amounts necessary to compensate the Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including any legal expenses, brokers commissions or finders fees to the extent allocable to the remaining Lease Term, the costs of repairs, cleanup, refurbishing, removal and storage or disposal of Tenant's personal property, equipment, fixtures and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord and Landlord actually removes whether notice to remove shall be delivered to Tenant), and any costs for alterations, additions and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises in each case to the extent allocable to the remaining Lease Term.

All computations of the "worth at the time of the award" of amounts recoverable by Landlord under (1) and (2) hereof shall be computed by allowing interest at the lesser of the highest rate permitted by applicable law or ten percent (10%) per annum (the "Interest Rate").  The "worth at the time of the award" recoverable by Landlord under (3) and the discount rate for purposes of determining any amounts recoverable under (4), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank, San Francisco, California, at the time of the award plus one percent (1%).

Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord shall have the right to re-enter the Premises.

(b)Lease to Remain in Effect.  Notwithstanding Landlord's right to terminate this Lease, Landlord may, at its option, even though an Event of Default has occurred and Tenant has abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant's right to possession, and enforce all of Landlord's rights and remedies under this Lease.  In such event, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has a right to sublet or assign, subject only to reasonable limitations).  Further, in such event Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including without limitation attorneys' fees and receivers' fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease.  No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant.

(c)All Sums Collectible as Rent.  All sums due and owing to Landlord by Tenant under this Lease shall be collectible by Landlord as rent.

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(d)No Surrender.  No act or omission by Landlord or its agents during the Lease Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord.  Landlord shall be entitled to a restraining order or injunction to prevent Tenant from defaulting under any of its obligations other than the payment of rent or other sums due hereunder.

(e)Effect of Termination.  Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect Landlord's right of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of Tenant, and all rights to indemnification and other obligations of Tenant intended to be performed after termination of this Lease shall survive termination of this Lease.

(f)Perform Tenant Repairs.  At Landlord's election, without limiting any of Landlord's other remedies, if Tenant fails to perform any repair, restoration, maintenance or replacement for which it is responsible under this Lease within the time periods set forth in this Lease (including, without limitation, all notice and cure periods), Landlord may (but shall not be obligated to) perform such repair, maintenance or replacement, as applicable, on Tenant's behalf, in which case Tenant shall reimburse Landlord for all costs incurred by Landlord within thirty (30) days after demand therefor (which demand shall be accompanied by reasonable supporting documentation).

(g)Waiver of Redemption by Tenant.  In the event Landlord exercises any one or more of Landlord's rights and remedies under this Article 24, Tenant expressly waives (for Tenant and for all those claiming under Tenant) any and all rights of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or granted by or under any present or future laws, and further releases Landlord from any and all claims, demands and liabilities by reason of such exercise by Landlord.

25.Tenant's Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then such additional period of time as is reasonably necessary).  All obligations of Landlord hereunder shall be construed as covenants, not conditions.  Except as expressly provided otherwise in this Lease, Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligations or withhold rent on account of any Landlord default.  The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing; provided, however, such obligations shall be binding during the Lease Term upon such new owner during the duration of such owner's ownership.  Any liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant), and damages therefor, for any default by Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Tenant's actual direct, but not consequential, indirect, speculative, or punitive damages therefor and shall be recoverable only from Landlord's equity interest in the Building (including any rental, condemnation, sales and insurance proceeds received therefrom), and in no event shall any personal liability be asserted against Landlord, its partners, shareholders, members, directors, employees or agents in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.Waiver of Jury Trial; Judicial Reference.  TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

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27.Subordination.

(a)Landlord represents and warrants to Tenant that no mortgage (as defined below) encumbers the Premises as of the Effective Date.  This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant.  The subordination of this Lease to any such future ground or underlying leases of the Project or Premises or to the lien of any mortgage, trust deed or other encumbrances, shall be subject to Tenant's receipt of a commercially reasonable subordination, non-disturbance, and attornment agreement in favor of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) business days of such request.

(b)Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder.  The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

(c)Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, or by overnight courier, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord's obligations hereunder.

28.Mechanic's Liens.  Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  Landlord may record, at its election, notices of non-responsibility pursuant to California Civil Code Section 8444 in connection with any work performed by Tenant.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease.  Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within twenty-five (25) days after Tenant is notified (or otherwise actually becomes aware) of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such period. Without limiting any other rights or remedies of Landlord, if Tenant fails for any reason to cause a lien or encumbrance to be discharged within twenty-five (25) days after Tenant is notified (or otherwise actually becomes aware) of the filing or recording thereof, then Landlord may take such action(s) as it deems necessary to cause the discharge of the same (including, without limitation, by paying any amount demanded by the party who has filed or recorded such lien or encumbrance, regardless of whether the same is in dispute), and Landlord shall be reimbursed by Tenant for all costs and expenses incurred by Landlord in connection therewith within five (5) business days following written demand therefor.

29.Estoppel Certificates.  Tenant and Landlord each agrees, from time to time, within ten (10) business days after request of the other party (the "Requesting Party"), to execute and deliver to the Requesting Party, or its designee, any estoppel certificate requested by the Requesting Party , stating that this Lease is in full force and effect, the date to which rent has been paid, that the Requesting Party is not in default hereunder (or specifying in detail the nature of any such default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by the Requesting Party.

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30.Environmental Requirements.

(a)Prior to Tenant's entry into the Premises, Tenant shall fully and accurately complete Landlord's Pre-Leasing Environmental Questionnaire ("Environmental Questionnaire") attached hereto as Exhibit C, which when so completed, shall be incorporated herein by reference.  Tenant hereby represents, warrants and covenants that except for (i) those chemicals or materials, and their respective approximate quantities listed on the Environmental Questionnaire (as the same may be updated from time to time as provided below) or any similar chemicals or materials used for substantially the same purposes in substitution thereof in compliance with Environmental Requirements, and (ii) Hazardous Materials that are used by Tenant for ordinary cleaning, for office purposes and warehouse maintenance purposes in compliance with all Environmental Requirements (as defined below), Tenant will not use, store or generate any "Hazardous Materials" (as defined below) in, on, under or about the Premises and/or Project.  Tenant further represents, warrants and covenants that except for those chemicals and materials, and the approximate quantities listed on the Environmental Questionnaire (as the same may be updated from time to time as provided below) or any similar chemicals or materials used for substantially the same purposes in substitution thereof in compliance with Environmental Requirements, and the Hazardous Materials described in the immediately preceding sentence that are used and stored in compliance with Environmental Requirements, Tenant shall not cause or permit any Hazardous Materials to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, disposed of, used or released on, in, under or about the Premises and/or Project by Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns or invitees.  Tenant shall notify Landlord prior to using any Hazardous Materials in the Premises not described on the initial Environmental Questionnaire, and such use shall be subject to compliance with Environmental Requirements and all of the provisions of this Lease.  Tenant shall operate its business in the Premises in full compliance with all Environmental Requirements (as defined below).  Landlord acknowledges that, subject to compliance with Legal Requirements, Private Restrictions, and the other terms and conditions contained in this Lease (including, without limitation, Paragraph 12 above), Tenant may install and use fume hoods in the Premises, and that emissions of Hazardous Materials into the air in compliance with all Environmental Requirements shall not be considered releases.  Landlord agrees to keep the information on the Environmental Questionnaire confidential in accordance with the terms of Paragraph 42 below.

(b)The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 3 and 31 of this Lease.  The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant  that is or could be regulated under any Environmental Requirement, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material).  For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom ("Tenant Hazardous Materials").

(c)Without limiting the generality of Tenant's obligation to comply with laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all present and future Environmental Requirements related to the use of Hazardous Materials by Tenant and/or any Tenant Party; provided that Tenant shall not be required to treat, remediate, and/or encapsulate any Pre-Existing Hazardous Materials or any Landlord Caused Hazardous Materials (as such terms are defined below).  Tenant shall obtain and maintain any and all necessary government permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises or Project.  Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant's use of Hazardous Materials.  Upon request of Landlord (but no more than once every Lease Year, unless Landlord shall have reasonable grounds to believe that Tenant is not in compliance with its

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covenants under this Paragraph 30), Tenant shall deliver to Landlord, a narrative description explaining the nature and scope of Tenant's activities involving Hazardous Materials and showing to Landlord's reasonable satisfaction compliance with all Environmental Requirements and the terms of this Lease.

(d)Unless Tenant is required by law to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (1) the occurrence of any spill, discharge, leak, seep or any other release of any Hazardous Material on, under, from or about the Premises or Project, in violation of Environmental Requirements, regardless of the quantity of any such spill, discharge, leak, seep or release of Hazardous Material, or (2) Tenant becomes aware of any regulatory inquiries, inspections, investigations, directives, or any cleanup, compliance or abatement proceedings (including any threatened or potential investigations or proceedings), or claims by any third parties relating to violation of Environmental Requirements relating to any Hazardous Materials in, on, under, from or about the Project or Premises.  Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning the release of any Hazardous Materials on, under, from or about the Premises or Project.

(e)To the extent Tenant or a Tenant Party discovers any material water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.  If any spill, discharge, leak, seep or any other release of any Tenant Hazardous Materials on, under, from or about the Premises or Project shall occur, in addition to notifying Landlord as specified herein, Tenant, at its own sole cost and expense, shall (1) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Requirements, (2) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, and (3) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Requirements, utilizing an environmental consultant approved by Landlord, and (4) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary.   Landlord may, as required by any and all Environmental Requirements, report the unauthorized spill, discharge, leak, seep or any other unauthorized release of any Hazardous Material to the appropriate regulatory agencies identifying the Tenant as the responsible party.  Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority in respect of any release, discharge, or spill of any Hazardous Material on, under, from, or about the Premises or Project, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

(f)If Landlord has a reasonable basis for believing Tenant is not in compliance with its obligations under this Section 30, then pursuant to the terms and conditions contained in Paragraph 19 above, Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises.  Access shall be granted to Landlord upon Landlord's prior notice to Tenant in accordance with Paragraph 19 above (except in the event of an emergency, in which case only such notice as is reasonable under the circumstances, if any, shall be required), and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations.  Such inspections and tests shall be conducted at Landlord's expense, unless such inspections and tests reveal that Tenant has breached or violated the provisions of this Paragraph 30, in which event Tenant shall reimburse Landlord for the costs and expenses incurred by Landlord in connection with such inspections or tests.  Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.  Without limiting the foregoing, Landlord may separately engage its own environmental consultant or consultants at Landlord's expense (without reimbursement from Tenant as an Operating Expense) to investigate and advise Landlord respecting any release, discharge, or spill of Hazardous Materials on, under, from, or about the Premises or Project, or to independently investigate any regulatory inquiries, directives, or investigations regarding Tenant's use, handling, storage, or disposal of Hazardous Materials; provided, however, if such investigations reveal that Tenant has not complied with any Environmental Requirement or the provisions of this Paragraph 30, then Tenant shall reimburse Landlord for the costs of such consultants and investigations.   Tenant shall not conduct any invasive environmental testing or investigation (including, without limitation, any testing of any soils) on or about the Project without obtaining Landlord's prior written consent, and any investigations or remediation on or about the Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord.

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(g)Notwithstanding anything to the contrary contained herein, if Tenant fails to cure or commence a cure within ten (10) days of written notice from Landlord (and thereafter diligently prosecute such cure to completion), Landlord shall have the right (but not the obligation) to enter upon the Premises and cure any non-compliance by Tenant with the terms of this Paragraph 30 or any Environmental Requirements or any release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on, under, from, or about the Premises or Project, regardless of the quantity of any such release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on or about the Premises or Project, the full cost of which shall be deemed to be rent and shall be due and payable by Tenant to Landlord immediately upon demand.

(h)If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed an event of default by Tenant under this Lease.

(i)Upon termination of this Lease, Tenant, at its own cost and expense and in compliance with all Environmental Requirements, shall cause any and all Hazardous Materials stored on, under, upon or about the Premises or Project to be removed in a manner and to a level which complies with all Environmental Requirements and does not limit any future uses of the Premises or Project or require the recording of any deed restriction or notice regarding the Premises or Project.  Upon prior notice and approval by the Landlord, Tenant shall, at its own cost and expense and in compliance with all Environmental Requirements, remove any contaminated equipment, furnishings, and fixtures from the Premises including any and all storage containers and facilities used in connection with Tenant's use of Hazardous Materials from the Premises.

(j)Without limiting in any way Tenant's obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend and hold Landlord and the Landlord Indemnitees harmless from any and all third party Claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, actual attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees, laboratory costs, remediation, removal, repair, corrective action, or cleanup expenses) and sums paid in settlement of Claims including, without limitation, damages arising out of the diminution in the value of the Premises or Project or any portion thereof, damages for the loss of the Premises or Project, damages arising from any adverse impact on the marketing of space in the Premises or Project, and sums paid in settlement of claims, which arise during or after the Lease Term in whole or in part as a result of the presence or release of Tenant Hazardous Materials, in, on, under, from or about the Premises or the Project and/or other adjacent properties, or any breach of the requirements of this Paragraph 30 by Tenant or any Tenant Party.  The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

(k)Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible to remediate or indemnify Landlord with respect to any environmental condition existing at the Premises or the Project prior to the Effective Date of this Lease that is in violation of Environmental Requirements ("Pre-Existing Hazardous Materials") and/or the release of Hazardous Materials by Landlord or any Landlord Parties affecting the Premises or the Project and in violation of Environmental Requirements ("Landlord Caused Hazardous Materials"); provided, however, Pre-Existing Hazardous Materials and Landlord Caused Hazardous Materials shall not include any Hazardous Materials that are negligently released by Tenant and/or any Tenant Party.  To the extent that any Pre-Existing Hazardous Materials and/or Landlord Caused Hazardous Materials are discovered at the Premises and/or the Project and the remediation of the same is required by a governmental authority with jurisdiction, then Landlord shall remediate the Pre-Existing Hazardous Materials and/or the Landlord Caused Hazardous Materials, as applicable (to the extent required by the applicable governmental authority), at Landlord's sole cost and expense (and not included in Operating Expenses), which shall be Tenant's sole and exclusive remedy in connection therewith.  Landlord shall perform such remediation in such manner and take commercially reasonable measures to avoid materially disrupting Tenant's business operations at the Premises.   Nothing in this Paragraph shall be interpreted as imposing any liability on Landlord for any consequential damages including any lost sales or profits of Tenant.

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31.Rules and Regulations.  Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable, rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32.Security Service.  Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible (at Tenant's sole cost and expense) for complying with all Legal Requirements and Private Restrictions with respect to securing the Premises and the installation of any security systems and/or cameras required by Legal Requirements and/or Private Restrictions.

33.Force Majeure.  Except with respect to (i) monetary obligations (including, without limitation, Tenant's obligation to pay Base Rent and Operating Expenses), (ii) Tenant's obligation to timely vacate and surrender the Premises upon the expiration or earlier termination of this Lease, (iii) the obligation to obtain and maintain insurance as required by this Lease, and (iv) Tenant Delays and Landlord Delays (which are addressed elsewhere in this Lease and in the Work Letter attached hereto as Exhibit B), neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, utility company delays, delays by governmental and/or municipal entities or agencies (including, without limitation any quasi-governmental entities such as any design review committees and/or owners associations associated with the Project), delay in issuance of permits or approvals, enemy or hostile governmental action, civil commotion, inclement weather, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as applicable ("Force Majeure").

34.Entire Agreement.  This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof.  No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease.  This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future Legal Requirements, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.Brokers.  Tenant and Landlord represent and warrant to each other that they have dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker(s), if any, set forth in the Basic Lease Provisions above, and each party agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.  Landlord shall be responsible for the payment of a commission to Broker in connection with this Lease pursuant to the terms and conditions of a separate written agreement with Landlord.

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37.Miscellaneous.

(a)Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm, corporation or other entity, each shall be jointly and severally liable for the obligations of Tenant.  If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm, corporation or other entity, each shall be jointly and severally liable for the obligations of Landlord.

(c)All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, with proof of delivery and postage prepaid, or by hand delivery and sent to the notice address for each party listed in the Basic Lease Provisions.  Either party may by notice given aforesaid change its address for all subsequent notices.  All such notices shall be effective when delivered or rejected.

(d)Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) for matters that could have an adverse effect on the Building Structural Elements or the Building systems, or that could affect the exterior appearance of the Building, or (iii) as otherwise required by Legal Requirements and/or the Private Restrictions, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld or delayed.

(e)At Landlord's request from time to time, if Tenant's financial statements are not publicly available, Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants.  Such annual statements shall be audited by an independent certified public accountant, if such is the normal practice of Tenant, at Tenant's sole cost and expense.  Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (1) to Landlord's lenders or potential lenders, (2) to potential purchasers of all or a portion of the Project, (3) to affiliates, employees, attorneys, accountants, consultants or other advisors, or (4) if disclosure is required by any judicial or administrative order or ruling.  Prior to Tenant's delivery of any such financial statements (if the same are not publicly available), Landlord and any recipient shall execute a confidentiality agreement in commercially reasonable form.  Notwithstanding the foregoing, Tenant will have no obligation to provide Landlord with financial statements so long as Tenant's financial information is publicly available.

(f)Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Notwithstanding the foregoing, upon the request and at the expense of Tenant, Landlord shall execute a memorandum of lease (in the form reasonably approved by Landlord and Tenant) to be filed by Tenant, at Tenant's sole cost and expense, in the Official Records of Alameda County. Notwithstanding the foregoing, upon the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, in recordable form, a memorandum of termination of lease, in such form as requested by Landlord, which memorandum of termination of lease Landlord shall be authorized to record.  The obligation of Tenant to provide such memorandum of termination of lease shall survive the expiration or earlier termination of this Lease.

(g)Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties.

(i)Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

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(j)Any amount not paid by Tenant or Landlord within five (5) business days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or the Interest Rate (as defined in Paragraph 24(a)) above).  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by a party hereunder be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to the other party), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l)Time is of the essence as to the performance of Tenant's obligations under this Lease.

(m)All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control.  In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(n)In the event either party shall commence an action to enforce any provision of this Lease, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, any and all costs and expenses incurred, including reasonable attorneys' fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained.  This provision with respect to attorneys' fees incurred to enforce a judgment shall be severable from all other provisions of this Lease, shall survive any judgment, and shall not be deemed merged into the judgment.

(o)There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(p)The term “Current Dollars” means a dollar amount calculated by multiplying a dollar amount specified in this Lease by a fraction, the numerator of which is the CPI Index last published prior to the relevant date, and the denominator of which is the CPI Index last published prior to the Commencement Date.  “CPI Index” shall mean Consumer Price Index — Urban Wage Earners and Clerical Workers (San Francisco-Oakland-San Jose, CA, All Items, Base 1982-84=100), published by the U.S. Department of Labor, Bureau of Labor Statistics, or if such index is no longer published, the U.S. Department of Labor’s most comprehensive official index then in use that most nearly corresponds to the index named above.  Notwithstanding anything to the contrary contained herein, in no event shall any amounts to be paid in Current Dollars ever be decreased on account of a decrease in the value of the U.S. dollar and/or the calculations being made herein.

(q)[Intentionally Deleted].

(r)Subject to the execution and delivery of an access agreement on Landlord's commercially reasonable form by Tenant's telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies (collectively, "Tenant's Carriers"), Landlord, at no additional cost to Landlord or Tenant, shall provide Tenant's Carriers access to and within the Building and/or the Project for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, satellite and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location.  All of Tenant's Carriers shall be required to comply with the non-discriminatorily enforced rules and regulations of the Project, applicable Legal Requirements and Private Restrictions.  Tenant acknowledges that the installation of the foregoing must be approved in advance by Landlord pursuant to the terms and conditions set forth in this Lease if the same are considered Tenant-Made Alterations under Section 12(a) above

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(but not if they are Permitted Alterations).  Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to a Tenant-related party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto.  Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.  Tenant shall be fully responsible for any damage to the Building and/or the Project caused by any of the telecommunications companies providing Telecommunications Services to Tenant and/or the Building.  Notwithstanding anything to the contrary set forth in this Paragraph, neither the Telecommunications Services, nor any work or act in connection with the Telecommunications Services, by or on behalf of Tenant, may invalidate or otherwise adversely affect any warranty relating to the Building and/or the Project; provided that upon receipt of Tenant's written request, Landlord shall notify Tenant in writing of such warranty (and the terms thereof) for which Tenant shall responsible for protecting as part of the aforementioned work.

(s)Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Lease Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, that each person signing on behalf of Tenant is authorized to do so.  Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, and that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(t)Landlord and Tenant agree that all administrative fees and late charges prescribed in this Lease are reasonable estimates of the costs that Landlord will incur by reason of Tenant's failure to comply with the provisions of this Lease, and the imposition of such fees and charges shall be in addition to all of the other rights and remedies hereunder or at law, and shall not be construed as a penalty.

(u)[Intentionally Omitted].

(v)Landlord may during the Lease Term construct, renovate, improve, alter, or modify (collectively, "Renovations") the Project and/or the Building, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, Project and/or Common Areas, which work may create noise, dust or leave debris in the Building, Project and/or Common Areas.  Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent or damages from Landlord.  In connection with the performance of any Renovations, Landlord shall use commercially reasonable efforts to minimize interference with the conduct by Tenant of its business from the Building.

(w)This Lease binds, and inures to the benefit of, the parties to this Lease and their respective heirs, executors, administrators, legal representatives, successors and assigns when this Lease expressly permits.

(x)This Lease may be executed in counterparts, each of which shall be an original and when taken together shall constitute one original instrument.  A counterpart signed and transmitted via a secure service (e.g., DocuSign), or by facsimile or by e-mail as a .pdf file is to be treated as an original document, and the exchange of counterparts signed by all of the parties shall constitute a binding and enforceable agreement.  The signature of any party thereon, for purposes hereof, is to be considered the same as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

(y)Unless otherwise indicated, all references herein to a "days" shall mean and refer to calendar days.  For purposes of this Lease, "business day" shall mean any day other than a Saturday, a Sunday, a national holiday or a legal holiday generally observed in the State of California.

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38.Limitation of Liability of Landlord's Partners, and Others.  Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

39.OFAC.  Each party represents and warrants to the other party that it is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

40.Easements; CC&R's.  Landlord reserves to itself the right, from time to time, to subdivide the Project and/or to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements, covenants, conditions and restrictions and amendments thereto, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions and amendments (a) do not materially interfere with the permitted use of the Premises by Tenant or (b) violate (in any material respect) any of Tenant's rights hereunder, or (c) materially increase Tenant's obligations hereunder. Tenant shall sign any of the aforementioned documents upon request of Landlord; provided, however, that such documents do not otherwise violate the terms of this Paragraph 40.  Tenant shall enjoy all of the benefits of the Private Restrictions applicable to the parcel on which the Premises is located and shall not violate the Private Restrictions to the extent applicable to Tenant and/or the Premises.

41.Option to Extend.  Landlord hereby grants to Tenant two (2) consecutive options to extend the Lease Term with respect to the Premises (each, an "Option"), the first Option shall be for a period of ten (10) years and the second Option shall be for a period of ten (10) years (each such period, an "Option Term") commencing upon the expiration of the then initial Lease Term, upon each of the following conditions and terms.  Notwithstanding the foregoing, Tenant may elect to split the second 10-year Option Term into two (2) five (5) year Option Terms, which election Tenant must make (if at all) concurrently with Tenant's delivery of the Option Notice (defined below) for the second Option.  If Tenant timely makes such election, then Tenant must exercise the Option to further extend the Lease Term for the third (and final) Option Term (if at all) in accordance with the terms and conditions contained in this Paragraph 41, and such third (and final) Option Term shall be subject to all of the terms and condition contained in this Paragraph 41.

(a)Tenant shall give to Landlord, and Landlord shall actually receive, on a date which is at least two hundred seventy (270) days and not more than three hundred sixty-five (365) days prior to the then scheduled expiration date of the Lease Term, a written notice of Tenant's exercise of an Option (an "Option Notice"), time being of the essence.  If an Option Notice is not timely so given and received, the Option, and any subsequent Option (if any), shall automatically expire.

(b)Tenant shall have no right to exercise an Option, notwithstanding any provision hereof to the contrary, if Tenant is then in default under this Lease beyond the applicable notice and cure period.

(c)The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Option because of the provisions of Paragraph 41(b) above.

(d)The Options granted to Tenant are personal to the Tenant originally named on this Lease (the "Original Tenant") or any Tenant Affiliate to whom this Lease has been assigned or any other assignee approved in advance by Landlord pursuant to the terms of Paragraph 17 above (but only if such other assignee has a tangible net worth of at least One Hundred Million Dollars [$100,000,000.00] in Current Dollars at the time of the Transfer, as evidenced by financial statements reviewed and approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(e)The Options herein granted to Tenant are not assignable separate and apart from this Lease, nor may the Options be separated from this Lease in any manner, either by reservation or otherwise.

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(f)All of the terms and conditions of this Lease except where specifically modified by this Paragraph 41 or as otherwise stated to be applicable only to the initial Lease Term shall apply during any Option Term, except for any provisions that were meant to be one-time Landlord concessions including without limitation free rent, allowances and Landlord Work.  If Tenant exercises its right to extend the term of the Lease for an Option Term pursuant to this Paragraph 41, the term "Lease Term" or "Term" as used in the Lease, shall be construed to include the initial Lease Term and the applicable Option Term (except with respect to any provisions expressly modified by this Paragraph 41 or otherwise stated as being applicable only to the initial Lease Term or any prior portion of the Lease Term).

(g)Effective on the first day of an Option Term, the Base Rent shall be equal to one hundred percent (100%) of then current fair market rent for the Premises as of the beginning of the Option Term (the "Fair Market Rent"), taking into account the size, age and quality of the Premises (but not considering the value of the Tenant Improvements installed in the Premises by Tenant with funds in excess of the Tenant Improvement Allowance or any other improvements constructed with Tenant’s funds), the submarket where the Premises are situated, the acreage of the Project, the parking, the clear height of the Premises, the length of the Option Term and all other relevant factors (including, without limitation, any concessions contained within this Lease) and the creditworthiness of Tenant.  Fair Market Rent shall reflect all monetary and non-monetary concessions being granted to tenants for comparable renewal transactions in the same submarket where the Premises are situated, including without limitation, improvements performed by landlords and tenant improvements allowances, moving allowances, and rent concessions. Landlord shall notify Tenant of its determination of the Fair Market Rent for the applicable Option Term (consistent with the methodology reflected in the definition above) within thirty (30) days following its receipt of an Option Notice.  Such Fair Market Rent, as set forth in Landlord's notice to Tenant, shall be binding upon the parties unless Tenant provides written notice of its disagreement within thirty (30) days following its receipt thereof.

(h)If Tenant disagrees with Landlord's determination of the Fair Market Rent for the Option Term, Landlord and Tenant shall confer for a period of thirty (30) days in an attempt to agree on the Fair Market Rent.  In the event Landlord and Tenant fail to reach an agreement on the Fair Market Rent within such thirty (30) day period, then the Fair Market Rent for the applicable Option Term shall be determined in accordance with the following procedure (the "Arbitration Procedure"), which Arbitration Procedure shall be binding upon the parties:  Within fifteen (15) days after the expiration of the thirty (30) day period described above, Landlord and Tenant shall each select a licensed real estate broker with at least ten (10) years' experience in the R&D submarket where the Premises are situated.  If the two brokers are unable to agree within ten (10) days after their selection, they shall select a similarly qualified third broker (the "Neutral Broker").  Within twenty (20) days after selection of the Neutral Broker, the three brokers shall simultaneously exchange determinations of the Fair Market Rent.  If the lowest determination of Fair Market Rent is not less than ninety-seven and one-half percent (97.5%) of the highest determination, then the three determinations shall be averaged and the result shall be the Fair Market Rent. If the lowest determination is less than ninety-seven and one-half percent (97.5%) of the highest determination, then the Fair Market Rent shall be deemed the rate set forth in the determination submitted by a broker appointed by a party that is closest in dollar amount to the determination submitted by the Neutral Broker.  Each party shall pay the cost of its own broker and the parties shall share the cost of the Neutral Broker equally.  If the Base Rent for an Option Term has not been determined by the commencement date of the Option Term, then until such Base Rent is determined, Tenant shall pay Base Rent to Landlord at the rate in effect immediately preceding the Option Term.  If the actual Base Rent for the Option Term is determined to be higher, then within fifteen (15) days after the determination of such higher Base Rent, Tenant shall pay to Landlord the difference for each month of the Option Term for which Base Rent has already become due.  If the actual Base Rent for the Option Term is determined to be lower, then within fifteen (15) days after the determination of such lower Base Rent, Tenant shall receive a credit against Base Rent next due and owing in an amount equal to the difference between the actual Base Rent determined for the Option Term and the amount for which Tenant has already paid during the Option Term.  Tenant shall continue to pay Landlord as set forth in the Lease for Operating Expenses during the applicable Option Term. If Tenant was obligated to pay any amortized amounts under the Lease prior to the commencement of the applicable Option Term and there remains useful life with respect to the applicable capital improvement, then Tenant shall remain obligated during the applicable Option Term to pay such amortized amounts in addition to the Base Rent (as adjusted to Fair Market Rent) and other amounts payable under the Lease.

42.Confidentiality.  Neither Landlord nor Tenant shall issue any press release or statement with regard to the terms and provisions of this Lease without the consent of the other, nor shall either party disclose to any third party (other than its respective employees, directors, officers, agents, attorneys, consultants, potential and actual lenders, potential and actual purchasers, potential and actual insurers, potential and actual assignees and subtenants, members, investors and partners of such party), any information with respect to the financial terms and/or provisions of this Lease, except: (a) to the extent necessary to comply with Legal Requirements, Private Restrictions, or a valid

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court order of a court with competent jurisdiction, in which event the party making such disclosure shall so notify the other party as promptly as is practicable (if possible, prior to making such disclosure) and shall endeavor to seek confidential treatment of such information; (b) to the extent necessary to comply with the disclosure requirements of the S.E.C., the New York Stock Exchange, or similar entities, or in connection with other S.E.C. filings as customarily made by publicly traded REIT entities; (c) to its parent, subsidiary or other affiliated companies, their banks, auditors and attorneys and similar professionals (collectively, its "Permitted Recipients"), provided that the disclosing party shall be liable to the other party in the event that any of its Permitted Recipients disclose any information that the disclosing party would be prohibited from disclosing pursuant to this Paragraph 42; (d) in order to enforce its rights pursuant to this Lease; (e) to a bona fide prospective or an actual buyer or financier as well as the Permitted Recipients thereof, provided that any such buyer or financier first executes a commercially reasonable written confidentiality agreement pursuant to which they/it agree(s) to be bound by the provisions of this paragraph or a similar undertaking of confidentiality, (f) for disclosure of square footage, length of term and charges or rents on earnings calls at investor meetings as customarily disclosed by publicly traded REIT entities, or (g) to a prospective assignee or subtenant.  The terms of the first public statement made regarding the Lease shall be reasonably and mutually agreed upon by Landlord and Tenant.  Notwithstanding anything to the contrary set forth herein, the obligations of confidentiality contained herein, as they relate to a transaction, shall not apply to the "tax structure" or "tax treatment" of a transaction (as these terms are used in Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations (the "Confidentiality Regulation") promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended), and each party (and any related party of such party) may disclose to any and all persons, without limitation of any kind, the "tax structure" and "tax treatment" of a transaction (as these terms are defined in the Confidentiality Regulation).  Landlord agrees that Tenant's existing trademarks and other intellectual property (including without limitation Tenant's name/logo) and the goodwill associated therewith are the sole and exclusive property of Tenant and may not be used by Landlord for any purpose, except with the express prior written consent of Tenant.  Any breach of this Paragraph by a party shall entitle the other party, as its sole and exclusive remedy, to injunctive relief to restrain any threatened or continued breach of this Paragraph without the requirement of posting a bond or other security.

43.Design Review Committee(s) and Owners Association(s). If Landlord is a member of any design review committees and/or owners associations, then (i) if the Private Restrictions grant the design review committee and/or owners association more discretion than granted to Landlord hereunder, then Landlord shall not withhold its consent thereunder except as otherwise permitted hereunder, and (ii) if Landlord approves of any Tenant-Made Alterations hereunder or the Tenant-Made Alterations are Permitted Alterations, then Landlord shall vote in favor thereof if the subject Tenant-Made Alterations are in fact in compliance with the Private Restrictions.

44.Landlord Lien Waiver.  Landlord agrees that Tenant shall have the right to pledge Tenant's furniture, Trade Fixtures, equipment or other personal property owned by Tenant, located in the Premises and paid for without any funds contributed by Landlord (including the Tenant Improvement Allowance) (the "Collateral") as security for Tenant's credit lines or other financing.  Landlord will agree to waive any statutory lien rights Landlord may have or claim upon such Collateral to the extent such lien(s) arise solely out of the landlord-tenant relationship or the mere fact that such Collateral is located within the Premises.  In the interest of clarity, such waiver shall not limit or impact Landlord's right to any judgment liens that may arise in favor of Landlord. Provided that Tenant is not then in default under this Lease, upon written request of Tenant (but not more frequently than once in any twelve (12) month period), Landlord shall provide its standard form of lien subordination agreement to be executed by Landlord, Tenant and any secured lender of Tenant with a security interest in the Collateral located within the Premises (which form shall be subject modification to accommodate any commercially reasonable modifications negotiated by and among Landlord, Tenant and such secured lender).

45.Landlord's Notice of Intent to Sell.  If Landlord intends to sell the Building to any unaffiliated third party during the Lease Term on a stand-alone basis (i.e., not as part of a sale of the Project or any other property or building(s) whatsoever), then, prior to entering into a listing agreement with a broker for the sale of the Building and otherwise entering into a purchase and sale agreement for such sale with any third party, Landlord shall deliver written notice to Tenant specifying that Landlord intends to sell the Building on a stand-alone basis. For avoidance of doubt, (i) Tenant shall have no right to receive any such notice if Landlord elects to sell the Building to an affiliate of Landlord or as part of a transaction involving any other property in addition to the Building, including, without limitation, the sale of one or more properties in Landlord's and/or Landlord's affiliate's portfolio (even though such sale or transfer includes the Building), (ii) this provision is not (nor shall it be interpreted as granting) an option to purchase, a right of first offer, a right of first refusal, or any other similar right (it being acknowledged and agreed that this provision simply requires Landlord to provide Tenant with a written notice of Landlord's intent to sell the Building on a stand-alone basis).

1111154v7	42

46.Back-up Generator. Subject to compliance with Legal Requirements and the Private Restrictions, Tenant may (until the earlier of the expiration or earlier termination of the Lease Term), at Tenant's sole cost and expense, subject to the provisions of this Lease, install one (1) back-up generator (the "Generator"), at a location to be mutually agreed upon by the parties (and pursuant to plans and specifications approved in advance by Landlord, which approval shall not be unreasonably withheld, including as to the make and model of the Generator).  The Generator, and Tenant's rights with respect thereto, shall be subject to the additional following terms and conditions:

(a)Tenant shall pay Landlord, within thirty (30) days after demand, all costs and expenses reasonably incurred by Landlord for any architectural, engineering, supervisory in connection with the Generator, including, without limitation, Landlord's review of the plans and specifications for the Generator.  All costs and expenses associated with the Generator, including, without limitation, all costs and expenses relating to soundproofing, screening, compliance with all Legal Requirements and the Private Restrictions, rules, regulations and ordinances, safety, protection of property, installation, noise reduction, environmental monitoring and remediation, maintenance, repairs, replacements and removal, in each case to the extent reasonably necessary, shall be paid for by Tenant, promptly upon demand, at Tenant's sole cost and expense; without limiting the other terms of this Lease, Landlord may require that Tenant implement, at Tenant's sole cost and expense, any or all of the foregoing items set forth in this sentence (i.e., soundproofing, screening, etc.) as Landlord deems appropriate.  Notwithstanding the foregoing, there shall be no monthly rental for the use of the space for the Generator.  Tenant shall deliver to Landlord full and complete plans and specifications with respect to the Generator, which shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.  Landlord's review of such plans and specifications shall be for its own benefit only, and Landlord shall have no liability to Tenant in connection with such review.  Tenant shall ensure that the Generator complies at all times with Landlord's commercially reasonable rules and regulations that Tenant has received written notice of, and with all Legal Requirements and the Private Restrictions, in all respects.  Tenant shall ensure that the presence and use of the Generator does not unreasonably disturb or unreasonably interfere with any adjacent properties (or their owners or occupants) and does not create a nuisance or unreasonably interfere with any other tenants of the Project or Landlord's activities in the Project.  Except as otherwise set forth herein, the Generator (and each element thereof) shall be considered a "Tenant-Made Alteration" under this Lease (and shall accordingly be subject to all of the terms of Paragraph 12 of this Lease, except that Tenant shall be required to remove the Generator on or before the expiration or earlier termination of the Lease Term, and Tenant, at its sole expense, shall repair any and all damage caused by such removal on or before the expiration or earlier termination of the Lease Term).  Without limiting the foregoing, Landlord shall have the right, at any time in the case of emergency and upon reasonable prior notice and affording Tenant an opportunity to have a representative present at other times, to have access to the Generator to inspect the same.

(b)Tenant agrees to have its commercial general public liability insurance insure against all Claims related to the Generator in the amounts and in accordance with the terms set forth in this Lease.

(c)Tenant's indemnification of Landlord and the Landlord Indemnities pursuant to Paragraph 18(a) above shall apply fully with respect to any and all Claims arising out of or in connection with the Generator, and Tenant shall repair all damage to the Premises, the Building and the Project contained therein arising in connection with the Generator. Tenant's indemnification obligation pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.  Additionally, except to the extent resulting from Landlord's negligence or willful misconduct but subject to the waiver of subrogation set forth above, Landlord shall have no liability whatsoever in connection with the Generator, and Tenant shall look to its insurance in connection with any claims or losses suffered in connection with the Generator.  The presence and use of the Generator shall otherwise be subject to all of Tenant's obligations, liabilities and restrictions set forth in this Lease.

(d)Tenant, at Tenant's sole cost and expense, will, at all times in connection with the installation, use, operation and maintenance of the Generator, comply with all Legal Requirements, the Private Restrictions, Landlord's commercially reasonable rules and regulations, and ordinances and matters of record affecting the installation, use, operation and maintenance of the Generator, including, without limitation, applicable building and fire codes.  Tenant, at Tenant's sole cost and expense, shall be obligated to secure and obtain and provide Landlord with copies of all required permits, approvals and licenses for or with respect to the installation or operation of the Generator prior to the commencement of any installation activities hereunder, and Tenant shall be obligated to keep in full force and effect and renew, as applicable, all required permits, approvals and licenses required hereunder.

1111154v7	43

47.Rooftop Premises.  Landlord hereby grants to Tenant the non-exclusive right to occupy reasonable portions of the roof of the Building, (hereinafter called the "Rooftop Premises") so that Tenant may install, use, operate and maintain satellite dishes and appurtenant conduit and cabling (collectively, the "Rooftop Equipment"), until the expiration or termination of the term of this Lease.   Notwithstanding anything to the contrary set forth in this Paragraph, neither the Rooftop Equipment, nor any work or act in connection with the Rooftop Equipment, by or on behalf of Tenant may invalidate or otherwise affect the warranty relating to the roof. The Rooftop Equipment must comply with Legal Requirements and Private Restrictions (including, without limitation, any screening requirements), and shall not exceed the commercially reasonable specifications of communications Rooftop Equipment of tenants at comparable buildings in the general vicinity of the Building (as reasonably determined by Landlord) and shall be in accordance with the additional following conditions:

(a)The use of the Rooftop Equipment shall be restricted to Tenant's internal use only and shall not be available for use by any party except Tenant.

(b)Tenant shall pay Landlord or Landlord's agent or contractor, upon demand (which demand may be made from time to time), all reasonable actual costs and expenses incurred by Landlord for any architectural, engineering, supervisory and/or reasonable legal services in connection with the Rooftop Equipment, including, without limitation, Landlord's review of the plans and specifications for the Rooftop Equipment.  Without limiting the foregoing, Tenant shall immediately, at its sole cost and expense, repair any and all damage resulting from the presence and/or use of the Rooftop Equipment and pay to Landlord any and all other commercially reasonable out-of-pocket costs actually incurred by Landlord in connection with the Rooftop Equipment.  Notwithstanding the foregoing, there shall be no monthly rental for the use of the rooftop for the Rooftop Equipment.

(c)The Rooftop Equipment shall be installed, used, operated and maintained solely on the Rooftop Premises and solely at the expense of Tenant.  Tenant shall perform the installation of the Rooftop Equipment in accordance with an installation program reasonably approved and supervised by Landlord or Landlord's contractor, and Tenant shall give Landlord at least five (5) business days' prior written notice of the date and time of the planned installation.  Tenant shall ensure that the Rooftop Equipment shall in all cases be installed, used, operated, maintained and removed in compliance with the following requirements (all as determined by Landlord in its sole, reasonable discretion): (i) the Rooftop Equipment shall not unreasonably interfere in any way with the Building's existing engineering or other maintenance functions or duties; (ii) the Rooftop Equipment must be properly secured and installed so as not to be affected by high winds or other weather elements; (iii) the Rooftop Equipment must be properly grounded; (iv) the weight of the Rooftop Equipment shall not exceed the load limits of the Building; and (v) in no event shall the Rooftop Equipment or any appurtenant wiring or cable unreasonably interfere with or otherwise adversely affect the electrical, mechanical, structural, life safety or other building systems of the Building. Tenant shall bear all costs and expenses in connection with the installation, use, operation, maintenance and removal of the Rooftop Equipment, including all costs relating to the repair of any damage to the roof or other parts of the Building caused by any such installation, use, operation, maintenance or removal, including, without limitation, water damage or other damage resulting from weather elements.

(d)The installation of the Rooftop Equipment, excluding any necessary penetration of the roof of a Building, shall be performed by Tenant's contractor, as approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and at Tenant's expense, provided such installation is of a non-penetrating surface mount only.  Tenant may not install the Rooftop Equipment in a manner that penetrates the roof membrane of a Building, without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion; provided, however in the event Landlord consents to any such roof membrane penetration, then Tenant shall be solely responsible, at Tenant's sole cost and expense, for repairing and/or replacing the roof membrane to Landlord's reasonable satisfaction, prior to the expiration or earlier termination of the Lease; provided, further, however, Landlord shall have the right, but not the obligation, to elect to cause such repair and/or replacement of the roof membrane to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant's sole cost and expense. Without limiting Tenant's other obligations, Tenant shall reimburse Landlord for all costs associated with obtaining confirmation that Landlord's roof warranty will not be affected by any penetration.  All work done in connection with any permitted roof penetration shall be performed by Landlord or Landlord's agent at Tenant's sole cost and expense.  The installation of the Rooftop Equipment shall not damage the Building or existing structures thereon.  Landlord may obtain the services of a structural engineer to design any additional supports required to support the Rooftop Equipment, and to monitor the installation thereof, and Tenant

1111154v7	44

shall reimburse Landlord, within ten (10) business days after receipt by Tenant of an invoice, and Tenant's receipt of reasonable supporting documentation, for Landlord's actual and reasonable out-of-pocket cost of such services and such supports.  The Rooftop Equipment shall remain the personal property of Tenant and shall be removed by Tenant prior to the expiration or earlier termination of this Lease, and Tenant shall repair any damage caused by the removal of the Rooftop Equipment and its associated wiring, cables and other components and immediately, at Tenant's sole cost and expense, restore the Rooftop Premises to the condition which existed prior to the installation of the Rooftop Equipment.

(e)Tenant may, at Tenant's own cost and expense, upon reasonable prior written notice to Landlord (except in the event of an emergency, in which case only such notice as is reasonable under the circumstances), access the Rooftop Premises to repair, replace, reorient or remove the Rooftop Equipment, or replace it with generally similar equipment, provided that (i) any new equipment can be properly accommodated on Rooftop Premises without placing materially greater demands upon the electrical, mechanical, structural, life safety or other building systems of the Building than the original Rooftop Equipment; (ii) Tenant at its cost shall restore the affected portion of Rooftop Premises to the condition in which it was prior to such repair, reorientation, removal or replacement, and all of such repair, reorientation, removal or replacement shall be performed in accordance with Landlord's and industry standard engineering practices and by contractors or other persons reasonably approved by Landlord; and (iii) all plans and designs of Tenant relating to such repair, reorientation, removal or replacement shall in any case be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(f)Subject to Landlord's Construction Warranty, Tenant hereby agrees that the Rooftop Premises shall be taken "as is", "with all faults", without any representations and warranties, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Rooftop Premises and the suitability of same for Tenant's purposes.

(g)Tenant, at Tenant's sole cost and expense, will, at all times in connection with the installation, use, operation and maintenance of the Rooftop Equipment, comply with all Legal Requirements and Private Restrictions affecting the installation, use, operation and maintenance of the Rooftop Equipment, including, without limitation, applicable building and fire codes, and will comply with all requirements of the Federal Aviation Administration and Federal Communications Commission in respect thereof. Tenant, at Tenant's sole cost and expense, shall be obligated to secure and obtain and provide Landlord with copies of all required permits, approvals and licenses for or with respect to the installation or operation of the Rooftop Equipment prior to the commencement of any installation activities hereunder, and Tenant shall be obligated to keep in full force and effect and renew, as applicable, all required permits, approvals and licenses required hereunder.

[SIGNATURES ON FOLLOWING PAGE]

1111154v7	45

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first set forth above.

LANDLORD:

SILICON VALLEY GATEWAY TECHNOLOGY CENTER, LLC,
a Delaware limited liability company

By:	/s/ Nicole Welch
Name:	Nicole Welch
Title:	Senior Vice President

TENANT:

ALLOGENE THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Alison Moore
Name:	Alison Moore
Title:	Chief Technical Officer

1111154v7	46

Rules And Regulations

In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

1.The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Building (except for the Rooftop Premises in accordance with the terms and conditions contained in Paragraph 47 of the Lease).

3.Except for licensed service animals (where access of the same is required by applicable Legal Requirements), no animals shall be allowed in the offices, halls, or corridors in the Project.

4.Tenant shall not unreasonably disturb the other occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will reasonably direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant's expense.

6.Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

5.Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no "For Sale" or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

6.Tenant shall not wash or service any vehicles in or about the Premises or the Project.

7.Tenant shall maintain the Premises free from rodents, insects and other pests.

8.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

9.Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

10.Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

1111154v7	Rules and Regulations-1

11.All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

12.No auction, public or private, will be permitted on the Premises or the Project.

13.No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

14.The Premises shall not be used for lodging or sleeping or for any illegal purposes or for any purpose other than that specified in the Lease.

15.Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

16.Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

17.Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

1111154v7	Rules and Regulations-2

EXHIBIT A

Premises

1111154v7	Exhibit A – Page 1

EXHIBIT A-1

PROJECT

Exhibit A-1
Project

GATEWAY BLVD.
JARVIS AVENUE
BLDG. 1
117,889 S.F.
14 DOCK DOORS
BLDG. 2
225,654 S.F.
21 DOCK DOORS
BLDG. 3
66,239 S.F.
9 DOCK DOORS
ELECTRICAL ROOM
POTENTIAL OFFICE

Exhibit A-1 - Page 1

1111154v7	Exhibit A – Page 1

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Tenant Work Letter to Articles or Paragraphs of "this Lease" shall mean the relevant portions of Paragraphs 1 through 47 of this Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

LANDLORD WORK; DELIVERY OF THE PREMISES AND BASE BUILDING; LANDLORD'S CONSTRUCTION WARRANTY

1.1Landlord Work. Landlord shall, on a one-time basis only, using Project-standard quantities, specifications and materials (unless otherwise expressly specified herein), construct the Building and perform work within the Project as detailed in the specifications described in Schedule 1 attached to this Exhibit B (the "Base Building Specifications"). The improvements and work described in such Base Building Specifications may be referred to herein as the "Landlord Work".  Except as set forth in the Base Building Specifications, the exact scope and specifications for each element of the Landlord Work will be determined by Landlord. Landlord shall not make any material changes to the Base Building Specifications unless either (a) Landlord has obtained the approval of Tenant to such change (such approval not to be unreasonably withheld, conditioned or delayed), or (b) Landlord is required to do so pursuant to Legal Requirements, the Private Restrictions or by applicable governmental authorities, in which case no consent of Tenant shall be required.  Tenant shall not be permitted to make any changes or modifications to the Landlord Work and/or the Base Building Specifications without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would result in any of the following: (i) a delay in Substantial Completion of the Landlord Work, unless Tenant agrees that any such delay shall constitute a Tenant Delay (as hereafter defined); (ii) an increase in the cost of designing or constructing any of the Landlord Work, unless Tenant agrees to pay for such increased cost in the form of a deduction from the Tenant Improvement Allowance (or if insufficient proceeds from the Tenant Improvement Allowance remain, then Tenant shall pay for such increased cost within thirty (30) days of receipt of an invoice from Landlord); (iii) a material lowering or degradation of the quality of the Landlord Work set forth in the Base Building Specifications; (iv) a reduction in the square footage of the Premises from the square footage set forth in the Base Building Specifications; and/or (v) a violation of any Legal Requirements and/or the Private Restrictions.  In the event Tenant desires to change the Landlord Work (or proposes a change to the Landlord Work that either modifies the scope or the specifications from the scope or specifications set forth in the Base Building Specifications), then Tenant shall deliver written notice (the "Drawing Change Notice") of the same to Landlord, setting forth in reasonable detail the changes (the "Tenant Change") (including a written narrative) that Tenant desires to make to the Landlord Work.  Landlord shall, in writing, within ten (10) business days (or such longer period of time as is reasonably necessary, including, without limitation, in order to obtain the written approval of any applicable design review committee[s] and/or owners association[s]) of receipt of a Drawing Change Notice either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a written notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord's disapproval.  For each Tenant Change requested, Landlord shall, at the same time as Landlord's approval notice for such Tenant Change, submit to Tenant for Tenant's approval a cost estimate and the amount of Tenant Delay for each Tenant Change, which Tenant shall either approve or disapprove within five (5) business days of receipt from Landlord.  Landlord shall not be obligated to proceed with any Tenant Change without written authorization to do so from Tenant. Except as provided below, and subject to the terms of Section 12(d) of the Lease regarding Improvements Not Subject to Restoration, Landlord shall notify Tenant whether Tenant shall be required to remove a particular Tenant Change at the expiration of earlier termination of the Lease, or whether such Tenant Change shall remain on the Premises.  Notwithstanding the foregoing, Tenant shall have the right, at the time it submits a Drawing Change Notice to Landlord, to make a written request that Landlord notify Tenant whether Tenant shall be required to remove the applicable Tenant Change at the expiration or termination of the Lease Term, in which event Tenant shall only be obligated to remove (i) those Tenant Changes that Landlord notified Tenant in writing at the time Landlord provides

1111154v7	Exhibit B—Page 1

its consent that it must remove at the end of the Lease Term, and (ii) those Tenant Changes that Tenant did not timely seek or did not obtain Landlord's written consent to leave in place at the end of the Lease Term, and that Landlord ultimately requires Tenant to remove.  Failure of Landlord to notify Tenant at the time that Landlord issues its consent that a Tenant Change must be removed shall mean that Tenant shall be obligated to remove the Tenant Change unless Landlord ultimately agrees in writing to permit the Tenant Change to remain on the Premises at the expiration or earlier termination of the Lease. Any Tenant Change(s) which Landlord has elected to not require Tenant to remove shall remain on the Premises as Landlord's property and shall be deemed abandoned by Tenant at the expiration or earlier termination of the Lease; provided, however, that Tenant shall have the right to remove such Tenant Change(s) in connection with future Alterations to the Premises made in accordance with the terms and conditions of the Lease. Notwithstanding anything to the contrary contained in this Tenant Work Letter, Tenant hereby acknowledges and agrees that Landlord shall not be obligated to delay the performance of any of the Landlord Work even if there is a proposed Tenant Change that might alter the Landlord Work unless and until such time as there is an approved Tenant Change or Tenant otherwise requests in writing for Landlord to delay performance of the Landlord Work in order to evaluate a potential Tenant Change (in which case any delay resulting therefrom shall constitute a Tenant Delay).

1.2Substantial Completion. Upon Substantial Completion of the Landlord Work, Landlord shall deliver the Premises and "Base Building", as that term is defined below, to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their then existing "as-is" condition, subject to the terms and condition contained in the Lease and Landlord's Construction Warranty (defined below). The "Base Building" shall consist of those portions of the Premises which were in existence prior to the construction of the Tenant Improvements in the Premises (including the Landlord Work). Landlord's contractor shall be designated and retained by Landlord to construct the Landlord Work. For purposes of this Lease, "Substantial Completion" of the Landlord Work in the Premises shall occur upon the completion of construction of all of the Landlord Work in the Premises in accordance with the Base Building Specifications and all applicable Legal Requirements and Private Restrictions in effect as of the date of Substantial Completion (as the same shall be certified by Landlord's architect to Landlord and Tenant) and Landlord’s receipt of all required sign-offs directly related to the Landlord Work by applicable governmental authorities with jurisdiction over the Project, with the exception of any Punch List Items that do not materially impair Tenant from commencing construction of the Tenant Improvements, the Tenant Improvements and any tenant fixtures, work-stations, built-in furniture or equipment to be installed by Tenant. Notwithstanding the foregoing, in the event that a sign-off by a governmental authority cannot be obtained as a result of Tenant's particular use of the Premises or any additional work to be performed by or on behalf of Tenant outside of the scope of the Landlord Work (including, without limitation, the installation of any of the Tenant Improvements and/or Tenant's trade fixtures or equipment), then the receipt of such sign-offs by the applicable governmental authority shall not be required for Substantial Completion of the Landlord Work to occur (and only the certification by Landlord's architect shall be required).   In the event of any dispute between Landlord and Tenant as to whether Substantial Completion of the Landlord Work has occurred, the sign-off and approval of the Landlord Work by the municipal building inspector shall be conclusive. Within ten (10) business days after Substantial Completion of the Landlord Work (as reasonably determined by Landlord), Tenant and Landlord shall jointly conduct a walk-through of the Premises and shall jointly prepare a punch list ("Punch List") of items needing additional work ("Punch List Items"); provided, however, the Punch List shall be limited to items which are required by the Base Building Specifications and any other changes mutually agreed to in writing by the parties.  Landlord agrees to repair the Punch List Items promptly following the joint walk through but, in no event, later than thirty (30) days thereafter; provided, however, if any item on the Punch List cannot reasonably be corrected or remedied within such 30-day period, then Landlord shall have such additional time as shall be reasonably necessary to correct or remedy such item; provided, further, that the Punch List shall have no effect on Substantial Completion.  If Landlord and Tenant are unable to conduct such walk-through within such ten (10) business day period due to scheduling conflicts, then the parties shall conduct the walk-through as soon as reasonably practical; provided, however, in no event shall the date of Substantial Completion and/or the Commencement Date be impacted to accommodate such walk-through.

1.3Delay of the Substantial Completion of the Premises.  Except as provided in this Section 1.3, the Commencement Date and Tenant's obligation to pay rent for the Premises shall occur as set forth in the Lease.  However, if there shall be a delay or there are delays in the Substantial Completion of the Landlord Work in the Premises as a result of the following (collectively, "Tenant Delays"):

1111154v7	Exhibit B—Page 2

1.3.1Tenant's failure to approve or disapprove any matter requiring Tenant's approval or any other delay by Tenant or any Tenant Party within the express time periods required herein;

1.3.2A breach by Tenant of the terms of this Tenant Work Letter or the Lease not cured within the applicable notice and cure periods;

1.3.3Any delay caused by a Tenant Change;

1.3.4Any matter expressly described in the Lease and/or this Tenant Work Letter as constituting a Tenant Delay; or

1.3.5Any other acts or omissions of Tenant and/or any Tenant Party that interferes with by Tenant and/or any Tenant Party with the construction of the Landlord Work,

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Landlord Work in the Premises, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delay or Delays, as set forth above, had occurred; provided, however, that with respect to any delay under clause 1.3.2 or 1.3.5 no Tenant Delay shall have occurred unless and until Landlord has provided Tenant's Representative (as defined below) with email notice specifying that a Tenant Delay may result from Tenant's continued actions or failure to act, and Tenant does not cease or complete (as the case may be) such actions within one (1) business day after receipt of such email notice.  With respect to other delays under clauses 1.3.1, 1.3.3, and/or 1.3.4, Landlord shall provide Tenant's Representative with email notice within ten (10) days following the date Landlord actually becomes aware of the delay; provided, however, there shall be no cure period with respect to such delays and the Tenant Delay shall be deemed to have occurred (and started accruing) on date set forth in Landlord's notice specifying the actual day that the Tenant Delay occurred.

1.4Landlord shall make available to Tenant the benefit of any warranties and guaranties by Landlord's contractor and material providers to the extent relating to the Landlord Work.  The contractor shall be designated and retained by Landlord to construct the Landlord Work.  Except as expressly set forth in this Section 1.4, Landlord does not warrant that the Landlord Work or any component thereof shall be free of defects or shall not require maintenance and/or repair within any particular period of time (and, except as expressly set forth in this Section 1.4, Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Landlord Work; provided, however, that nothing contained herein shall limit Landlord's express obligations under the Lease including, without limitation, its repair and maintenance obligations).  Subject to the terms and conditions of this Section 1.4, for a period of one (1) year following Substantial Completion of the Landlord Work ("Landlord's Construction Warranty"), Landlord warrants that the Landlord Work will be, (i) free from material defects in workmanship and materials, and (ii) performed in compliance with applicable Legal Requirements and Private Restrictions in effect as of the date the building permit was issued to commence construction of the Landlord Work (but without regard to any Legal Requirements and/or Private Restrictions triggered by any Tenant Improvements, Tenant-Made Alterations or other improvements performed by or on behalf of Tenant, or any particular use of the Premises by Tenant (as opposed to Legal Requirements and Private Restrictions applicable generally to office/industrial/warehouse buildings in the market area) or the installation of any furniture, fixtures or equipment by Tenant, Tenant hereby acknowledging that all Legal Requirements and/or Private Restrictions triggered by the same being Tenant's sole responsibility).  If there is a breach of Landlord's Construction Warranty, Landlord shall, following timely written notice from Tenant identifying such breach with reasonable specificity, as Tenant's sole and exclusive remedy, perform the work as is reasonably necessary to cure such material breach in Landlord's Construction Warranty.  In connection with the performance of any such warranty work, (a) subject to the terms and conditions of the Lease, Landlord shall have the right to enter upon the Premises and/or into the Building at any time during normal business hours (except that Landlord may enter at any time, without notice, in case of an emergency) to perform such work, and in no event shall the performance of such work by Landlord entitle Tenant to any abatement of rent or other compensation so long as Landlord uses commercially reasonable efforts to minimize any material interference with Tenant's access to or use of the Premises and Project for Tenant's normal business operations as a result of the performance of any such work; and (b) Tenant shall cooperate with Landlord in identifying the defect in question.  Notwithstanding the foregoing, Landlord's Construction Warranty shall not apply with respect to defects or damage arising due to work performed by

1111154v7	Exhibit B—Page 3

Tenant (including, without limitation, the Tenant Improvements and/or any Tenant-Made Alterations) and/or the negligence or willful misconduct of Tenant and/or any Tenant Party.  If Tenant does not deliver written notice to Landlord of any breach of Landlord's Construction Warranty on or before the one (1) year anniversary of the date of Substantial Completion, then Tenant shall be deemed to have inspected and accepted the Premises in their present condition and Landlord shall have no further obligation to correct such condition under this Section 1.4, but rather such condition shall be subject to the repair, maintenance and replacement obligations of Landlord and Tenant as expressly set forth in the Lease.

SECTION 2

TENANT IMPROVEMENTS

2.1Tenant Improvement Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance ("Tenant Improvement Allowance") in the amount of up to Two Million Nine Hundred Forty-Seven Thousand Two Hundred Twenty-Five Dollars ($2,947,225.00) (based upon $25.00 per square foot of the Premises) for the cost relating to the initial design and the actual cost of constructing Tenant's physical improvements which are permanently affixed to the Premises ("Tenant Improvements").  Notwithstanding anything to the contrary contained in this Tenant Work Letter, in no event shall (i) Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance, (ii) Tenant be entitled to any portion of the Tenant Improvement Allowance not requested by Tenant (in accordance with the terms and conditions of this Work Letter) on or prior to the date that is twelve (12) months following the Commencement Date, and/or (iii) any portion of the Tenant Improvement Allowance be utilized for the purchase of personal property, trade fixtures, costs of moving or relocation, and/or any legal costs.

2.2Disbursement of the Tenant Improvement Allowance.

2.2.1Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

2.2.1.1Costs for the payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, not exceed an aggregate amount equal to One Dollar ($1.00) for each square foot of space in the Premises;

2.2.1.2The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs and trash removal costs, and contractors' fees and general conditions; provided, however, Tenant may only utilize up to a maximum of $750,000.00 (in the aggregate) of the Tenant Improvement Allowance towards the cost of performing any seismic retrofit work for the Premises and/or the construction of a mezzanine within the Premises;

2.2.1.4The cost of any changes in the Base Building Specifications and/or Base Building when such changes are required by the Construction Drawings (including any Tenant Change), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith (provided, however, in no event shall reimbursement from the Tenant Improvement Allowance for the cost[s] of such changes exceed an aggregate amount equal to $3.75 for each square foot of space in the Premises);

2.2.1.5The cost of any changes to the Construction Drawings or Tenant Improvements required by any applicable building code(s) (the "Code");

1111154v7	Exhibit B—Page 4

2.2.1.6Sales and use taxes related to the Tenant Improvements;

2.2.1.7Reimbursement of actual third-party out-of-pocket expenses incurred by Landlord in connection with Landlord's review of the Construction Drawings (not to exceed $30,000.00 total), and payment to Landlord of a construction coordination fee equal to two percent (2%) of the Tenant Improvement Allowance;

2.2.1.8All other actual and reasonable third party costs to be expended by Tenant in connection with the construction of the Tenant Improvements.

2.2.2Disbursement of Tenant Improvement Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1Monthly Disbursements. From time to time during the construction of the Tenant Improvements (but not more than once per month), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents in a form reasonably acceptable to Landlord; and (iv) all other information reasonably requested by Landlord.  Within thirty (30) days following Tenant’s request, Landlord shall deliver a check to the Contractor (or to Tenant if Tenant provides Landlord proof of Tenant's payment to the Contractor and unconditional lien waivers from the Contractor for the applicable portion of the Tenant Improvements completed), in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on a non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.2 below, or due to any substandard work.  Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2.2.2.2Final Retention.  Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to the Contractor (or to Tenant if Tenant provides Landlord proof of Tenant's payment to the Contractor and final unconditional lien waivers from the Contractor for all of the Tenant Improvements completed) shall be delivered by Landlord to Tenant within thirty (30) days following the later of: (I) the date Tenant has completed the Tenant Improvements, (II) the Commencement Date, and (III) the date Landlord receives written notice from Tenant requesting payment of the Tenant Improvement Allowance, provided that (i) Tenant delivers to Landlord final, unconditional lien waivers, in accordance with applicable laws (including, without limitation, the appropriate provisions of California Civil Code Sections 8132-8138), from Tenant's general contractor and all subcontractors, materialmen and suppliers that have performed work or supplied materials in connection with the Tenant Improvements, (ii) no Event of Default exists under the Lease, (iii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Project, the structure or exterior appearance of the Project, or any other tenant's use of such other tenant's leased premises in the Project, (iv) Tenant has completed all of the Tenant Improvements in substantial conformity with the Approved Working Drawings, all building permits issued in connection with the Tenant Improvements, all Legal Requirements, the Private Restrictions and the terms and provisions of this Exhibit B, and (v) Tenant has delivered to Landlord the following: (a) a copy of a final or permanent (i.e. not temporary or conditional) certificate of occupancy (or local equivalent) for the entire Premises issued by the appropriate governmental authority, (b) a certificate of completion issued by Tenant's Architect or Tenant's Contractor, certifying that the Tenant Improvements have been completed in substantial conformity with the Approved Working Drawings, and (d) copies of all applicable permits evidencing final approval and sign of the Tenant Improvements by the municipal building inspector(s).  Further, within thirty (30) days following the conclusion of construction, but not as a condition to the payment of the Tenant Improvement Allowance, (1) Tenant shall cause the Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to deliver to Landlord two (2) sets of such as-built drawings (in .PDF form), and (C) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format and (2) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the Tenant Improvements, equipment, and systems in the Premises.

1111154v7	Exhibit B—Page 5

2.2.2.3Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.  All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease; provided, however, Landlord reserves the right to require Tenant to remove all or any portion of the Tenant Improvements at the expiration or earlier termination of the Lease. At the time Landlord consents to the applicable Tenant Improvements, Landlord shall notify Tenant whether Tenant shall be required to remove the applicable Tenant Improvement at the expiration or termination of the Lease Term, and to restore the Premises to the condition required under Paragraph 21 of the Lease. Failure of Landlord to notify Tenant at the time that Landlord issues its consent that a Tenant Improvement must be removed shall mean that Landlord reserves the right to require Tenant to remove such items at the expiration or earlier termination of the Lease.  Notwithstanding the foregoing or anything to the contrary contained herein, Landlord hereby agrees that Tenant shall not be required to remove the Tenant Improvements located in the northern office area of the Premises as depicted on the site plan attached to the Lease as Exhibit F.

2.3Failure to Pay Tenant Improvement Allowance When Due. If Landlord fails to timely fulfill its obligation to fund any portion of the Tenant Improvement Allowance in accordance with the provisions of this Work Letter, then Tenant shall be entitled to deliver written notice (the "Payment Notice") to Landlord.  If Landlord still fails to fulfill any such obligation within thirty (30) days after Landlord's receipt of the Payment Notice from Tenant and if Landlord fails to deliver notice to Tenant within such thirty (30) day period explaining Landlord's reasons that Landlord in good faith believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord (the "Refusal Notice"), then Tenant shall be entitled to offset the amount so owed to Tenant by Landlord but not paid by Landlord (or if Landlord delivers a Refusal Notice but only with respect to a portion of the amount set forth in the Payment Notice and Landlord fails to pay such undisputed amount as required by then next succeeding sentence, the undisputed amount so owed to Tenant) against Tenant's next obligations to pay Base Rent.  Notwithstanding the foregoing, if Landlord delivers a Refusal Notice, then notwithstanding anything to the contrary contained herein, Tenant shall have no right whatsoever to withhold or offset any portion of the amount set forth in Tenant's Payment Notice, and Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the amount set forth in the Payment Notice.  However, if an Event of Default shall have occurred at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such Event of Default is cured.  If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the disputed amounts to be so paid by Landlord, if any, within ten (10) days after Tenant's receipt of a Refusal Notice, Tenant shall have no right to offset whatsoever, but Tenant may proceed to claim a default by Landlord under this Lease, and if elected by either Landlord or Tenant, the matter shall proceed to resolution by appropriate legal proceedings. If Tenant prevails in the legal proceedings, the amount of the award may be deducted by Tenant from Base Rent next due and owing under the Lease.

SECTION 3

CONSTRUCTION DRAWINGS FOR TENANT IMPROVEMENTS

3.1Selection of Architect/Construction Drawings.  Tenant shall retain an architect approved by Landlord (the "Architect") to prepare the Construction Drawings.  CRB and Rios Clemente Hale Studios are hereby approved as Architect if selected by Tenant.  Tenant shall retain the engineering consultants approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises as related to the Tenant Improvements, which work is not part of the Base Building.  CRB and KPW are hereby approved as Engineers if selected by Tenant.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings".  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.  To the extent the same complies with Legal Requirements and Private Restrictions, Landlord hereby approves the preliminary plans attached hereto as Schedule 2 to Exhibit B.

1111154v7	Exhibit B—Page 6

3.2Approved Working Drawings.  Landlord shall approve (or disapprove) the Construction Drawings prepared by the Architect within ten (10) business days after Landlord receives the same (or such longer period of time as is reasonably necessary to obtain the written approval of any applicable design review committee[s] and/or owners association[s]) (as may be approved, the "Approved Working Drawings").  Landlord shall not unreasonably withhold its consent to the Construction Drawings, except to the extent that anything depicted or described in the Construction Drawings could reasonably be expected to adversely impact the structure and/or structural elements of the Building, or any Building systems, in which event Landlord's consent shall be in its sole and absolute discretion, or the exterior appearance of the Project, Building, and/or Premises, in which event Landlord's consent shall be in its sole and good faith discretion).  If Landlord fails to notify Tenant in writing of its approval or disapproval of the Construction Drawings within ten (10) business days after Landlord receives the same, then Tenant may deliver a written notice to Landlord stating in the subject line in ALL CAPS that "YOUR ATTENTION IS REQUIRED, IF LANDLORD FAILS TO RESPOND TO THE MATTERS DESCRIBED HEREIN WITHIN TEN (10) BUSINESS DAYS FOLLOWING THE DATE OF THIS NOTICE, LANDLORD WILL BE DEEMED TO HAVE APPROVED THE CONSTRUCTION DRAWINGS TO THE EXTENT THE PROPOSED CONSTRUCTION DRAWINGS COMPLY WITH LEGAL REQUIREMENTS AND THE PRIVATE RESTRICTIONS", and if Landlord fails to approve or disapprove of the proposed Construction Drawings within ten (10) business days after Landlord's receipt of such written notice, then the proposed Construction Drawings shall be deemed approved by Landlord (but not any design review committee and/or owners association) to the extent the same comply with Legal Requirements and the Private Restrictions. If Landlord disapproves (which disapproval shall be in writing and shall specify in reasonable detail the basis of such disapproval) of the Construction Drawings, Tenant shall revise such Construction Drawings within ten (10) business days after receipt of Landlord's disapproval and resubmit the revised Construction Drawings back to Landlord for Landlord's review.  Thereafter, within ten (10) business days following receipt of same (or such longer period of time as is reasonably necessary, including, without limitation, in order to obtain the written approval of any applicable design review committee[s] and/or owners association[s]), Landlord will either approve or disapprove the Construction Drawings.  This process shall be repeated until the Construction Drawings are ultimately approved by Landlord such that they become Approved Working Drawings.  Once approved by Landlord (any applicable design review committee[s] and/or owners association[s]), Tenant shall submit the Approved Working Drawings to the City of Newark, CA and diligently pursue its receipt of all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility.  Tenant shall have the right to submit to the City, at Tenant's sole risk and expense, a  coordinated set of the Construction Drawings, complete to the extent required to commence the plan check and the first phase in the permitting process (the "Permit Set"), prior to approval of the Construction Drawings by Landlord. Notwithstanding anything to the contrary contained herein, Tenant acknowledges the fact that Landlord may disapprove of and/or request changes to the Construction Drawings that Tenant submits to the City prior to Landlord reviewing and approving of same and that there is an inherent risk that Tenant will incur delays, additional costs, and additional liabilities arising or resulting from Tenant's premature submission of such Construction Drawings to the applicable governmental agencies prior to Landlord reviewing and approving same.  Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord Parties from any Claims arising from Tenant's submission of the Construction Drawings to the applicable governmental authorities prior to Landlord reviewing and approving of same (and Tenant acknowledges that Landlord shall not be responsible for any delays or costs incurred by Tenant in the event that Landlord requires revisions to the Construction Drawings after the date of such submission of plans to the City by Tenant).  No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1Tenant's Selection of Contractors.

4.1.1The Contractor.  A licensed general contractor shall be retained by Tenant to construct the Tenant Improvements and Tenant shall contract directly with such "Contractor".  Landlord may file a Notice of Non-Responsibility regarding payments under Tenant's contract with the Contractor.  Such general contractor ("Contractor") shall be selected by Tenant from a list of general contractors supplied by Tenant and approved by Landlord.  Dome Construction Corporation is hereby approved as Contractor if selected by Tenant.

1111154v7	Exhibit B—Page 7

4.1.2Tenant's Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

4.2Construction of Improvements by Tenant's Agency.

4.2.1Construction Contract.  Tenant shall engage the applicable Contractor under a commercially reasonable construction contract (the "Contract"), provided that such Contract shall (a) require the Contractor to comply with the insurance and licensing requirements of this Lease as well as the terms of Sections 4.2.1 and 4.2.2.3, below, and otherwise such insurance and indemnification provisions in a form reasonably acceptable to Landlord; and (b) include a customary retainage.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs").  In the event that the Final Costs are greater than the amount of the Tenant Improvement Allowance (the "Over-Allowance Amount"), then Tenant shall pay a percentage of each amount requested by the Contractor or otherwise to be disbursed under the Work Letter, which percentage shall be equal to the Over-Allowance Amount divided by the amount of the Final Costs (after deducting from the Final Costs any amounts expended in connection with the preparation of the Construction Drawings, and the cost of all other Tenant Improvement Allowance Items incurred prior to the commencement of construction of the Tenant Improvements), and such payments by Tenant ( the "Over-Allowance Payments") shall be a condition to Landlord's obligation to pay any amounts from the Tenant Improvement Allowance.  In the event that, after the Final Costs have been delivered by Tenant to Landlord, the cost relating to the design and construction of the Tenant Improvements shall change, any additional cost for such design and construction in excess of the Final Cost shall be added to the Over-Allowance Amount and the Final Cost, and the Over-Allowance Payments shall be recalculated in accordance with the terms of the immediately preceding sentence.  In connection with any payment of the Over-Allowance Amount made by Tenant pursuant to this Section 4.2.1, Tenant shall provide Landlord with the documents described in Sections 2.2.2.1 of this Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.  Notwithstanding anything set forth in the Work Letter to the contrary, construction of each component of the Tenant Improvements shall not commence until Tenant has procured and delivered to Landlord a copy of all permits for the applicable Tenant Improvements.  Except as otherwise expressly set forth herein, Tenant shall be responsible for all costs incurred in connection with the construction of the Tenant Improvements in excess of the Tenant Improvement Allowance; provided that Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Work Letter

4.2.2Tenant's Agents.

4.2.2.1Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work.  Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in a good and workmanlike manner, using only new materials, and in strict accordance with the Approved Working Drawings, Legal Requirements, the Private Restrictions and all permits, governmental approvals and conditions of approval (Tenant shall provide Landlord with copies of such permits and approvals prior to commencing construction of the Tenant Improvements); and (ii) Tenant shall abide by all commercially reasonable rules made by Landlord's Project manager with respect to the use of loading docks, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2Indemnity.  Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all Costs resulting from any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all Claims resulting from Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any Project permit or certificate of occupancy for the Premises; provided, however, that such indemnity shall not apply to any Claims resulting from Landlord's negligence or willful misconduct.

1111154v7	Exhibit B—Page 8

4.2.2.3Requirements of Tenant's Agents.  Each of Tenant's Agents shall guarantee to Tenant that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Tenant agrees that Landlord shall have the benefit of all such guarantees available to Tenant and relating to the portions of the Project that Landlord is responsible for maintaining.  In furtherance of the foregoing, Tenant shall assign such guarantees to Landlord on a nonexclusive basis to the extent such assignment is necessary in order to make any such guarantees available to Landlord.  Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Project and/or common areas that may be damaged or disturbed thereby.  All such guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract.  If, despite the foregoing, Landlord is unable to directly enforce such guarantees, then Tenant shall reasonably cooperate with Landlord to enforce such guarantees with respect to the portions of the Project that Landlord is responsible for maintaining.

4.2.2.3.1Lien-Free Basis.  Tenant's Contractor and Tenant's Agents shall perform all work on a lien-free basis.  If a lien is filed or recorded against the Project due to, or in any way associated with, the construction of the Tenant Improvements, then Section 28 of the Lease shall govern and control.

4.2.2.4Insurance Requirements.  All of Tenant's Agents shall comply with Section 9(a)(vi) of the Lease.

4.2.3Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, Legal Requirements and the Private Restrictions as each may apply according to the rulings of the controlling public official, agent or other person; and (ii) Project material manufacturer's specifications.

4.2.4Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all times during the course of the construction thereof, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same.  Should Landlord disapprove any portion of the Tenant Improvements (which disapproval shall be limited to matters relating to the failure of the Tenant Improvements to conform to Legal Requirements, the Private Restrictions, the Approved Working Drawings, or to otherwise comply with the terms of this Work Letter), Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements in accordance with the terms and conditions contained herein, shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord disapproves of any matter in connection with any portion of the Tenant Improvements and such matter is reasonably likely to cause imminent danger to persons or property, adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Premises or Project, the structure or exterior appearance of the Premises or Project or any other tenant's use of such other tenant's leased premises and Tenant fails to commence to cure the same within two (2) business days of its receipt of Landlord's written notice, then Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the matter is corrected to Landlord's reasonable satisfaction.

4.2.5Meetings.  Commencing upon the Effective Date of the Lease, Tenant and Landlord shall hold meetings as required at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings may be held via teleconference or web-based videoconferencing, and Landlord and/or its agents shall receive a minimum of five (5) business days prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings.

1111154v7	Exhibit B—Page 9

4.3Notice of Completion.  No fewer than ten (10) days prior to the anticipated date of completion of construction of each component of the Tenant Improvements that is being constructed pursuant to a separate construction contract and/or permit, Tenant shall provide Landlord with a Notice of Completion for Landlord's review and if Landlord approves of such Notice of Completion, upon completion of the applicable portion of the Tenant Improvements (as evidenced by, at a minimum, final sign off and approval of the applicable portion of the Tenant Improvements by the municipal building inspector), Landlord shall execute same and Tenant shall cause the same to be recorded in the office of the Recorder of the County in which the Premises is located, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to provide any Notice of Completion for Landlord's review, the same shall not be deemed an Event of Default hereunder, but Landlord may request Tenant to provide Landlord with such Notice of Completion for Landlord's review and Tenant shall provide the same to Landlord within ten (10) business days following receipt of such written request. If Tenant fails to provide any such Notice of Completion to Landlord within such timeframe, then either (i) the same may be treated as an Event of Default after the expiration of applicable notice and cure periods, or (ii) Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. Tenant shall also, within ten (10) days following recordation of a Notice of Completion, provide a copy of the recorded Notice of Completion, pursuant to California Civil Code §8190, to (i) Contractor, (ii) Tenant's Agents, and (iii) any other claimant that has issued a preliminary notice in conjunction with the applicable portion of the Tenant Improvements; and Tenant shall provide Landlord with evidence of proof of service to all such parties.  If Tenant fails to perform any of the foregoing, without limiting any of the foregoing remedies contained herein or in the Lease, Landlord may do so as Tenant's agent for such purpose (at Tenant's sole cost and expense).

SECTION 5

MISCELLANEOUS

5.1Tenant's Representative. Tenant has designated Laura Whelan (LWhelan@savills-studley.com) and Tony Labagnara-Schimizzi (tony.labagnara-schimizzi@allogene.com) ("Tenant's Representative") as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2Landlord's Representative.  Landlord has designated Sonya Kinz (skinz@panattoni.com) ("Landlord's Representative") as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3Time of the Essence in This Tenant Work Letter.  Time is of the essence with respect to the performance by Tenant of every provision of this Tenant Work Letter.  Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord or Tenant, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord or Tenant, as the case may be.

1111154v7	Exhibit B—Page 10

5.4Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in the Lease or this Tenant Work Letter has occurred at any time, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises until such time as such Event of Default is cured (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of the Lease and this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

5.5Additional Services.  If the construction of the Tenant Improvements shall require that additional services or facilities (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided by Landlord, then Tenant shall pay Landlord for such items at Landlord's cost or at a reasonable charge if the item involves time of Landlord's personnel only. Tenant hereby acknowledges and agrees that Tenant will be required by the local governmental authority with jurisdiction over the Premises to install security cameras during construction of the Tenant Improvements. Tenant agrees to be fully responsible, at Tenant's sole cost and expense, for compliance with the requirements of any governmental authority during construction of the Tenant Improvements (including, without limitation, the installation and monitoring of such security cameras).

5.6Construction Defects.  Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant's own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Premises in general.  Tenant shall indemnify, defend and hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or Tenant's contractor or subcontractors, or by reason of inadequate cleanup following completion of the Tenant Improvements.

5.7Coordination of Labor.  All of Tenant's contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord's contractors or by any other tenant or its contractors with respect to any portion of the Project.  Landlord shall not impose any requirement that Tenant be required to use union contractors; provided, however, that if Tenant retains non-union contractors and the presence of such non-union contractors interferes with the performance of the Landlord Work (a “Labor Problem”), then if Tenant does not resolve such Labor Problem (including through the potential use of a “dual gate” system) within two (2) days following written notice from Landlord, Tenant shall immediately cease using the non-union contractors that are the cause of the Labor Problem.  Any delay to the Landlord Work caused by any Labor Problem shall constitute a Tenant Delay.

5.8Work in Adjacent Areas.  Subject to compliance with Legal Requirements and any Private Restrictions, any work to be performed in areas adjacent to the Premises shall be performed only after obtaining Landlord's express written permission, which shall not be unreasonably withheld, conditioned or delayed.

1111154v7	Exhibit B—Page 11

5.9Building Systems.  Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work or life safety improvements installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.

5.10Approval of Plans.  Landlord will not check Tenant drawings for building code compliance or compliance with Legal Requirements and/or the Private Restrictions.  Approval of the Construction Drawings by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant's responsibility to meet and comply with all federal, state, and local code requirements.  Approval of the Construction Drawings does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

5.11Landlord Delays.  For purposes of this Work Letter and the Lease, "Landlord Delays" means actual delays in the completion of the Tenant Improvements by the expiration of the Buildout Period to the extent resulting from (a) the failure of Landlord (but not any design review committee or owner's association) to timely approve or disapprove any of Tenant's submittals pursuant within the express timeframes provided in Section 3.2 above; or (b) material interference by Landlord or the Landlord Parties with the construction of the Tenant Improvements following Substantial Completion of the Landlord Work.  If Tenant contends that a Landlord Delay has occurred under clause (b), then no Landlord Delay shall have occurred unless and until Tenant has provided Landlord's Representative (as defined above) with email notice specifying that a Landlord Delay may result from Landlord's continued actions or failure to act, and Landlord does not cease or complete (as the case may be) such actions within one (1) business day after receipt of such email notice.  With respect to other delays under clause (a), Tenant shall provide Landlord's Representative with email notice within ten (10) days following the date Tenant actually becomes aware of the delay; provided, however, there shall be no cure period with respect to such delays and the Landlord Delay shall be deemed to have occurred (and started accruing) on the actual day the Landlord Delay occurred. Notwithstanding the foregoing, the Landlord Delay shall be deemed to have ceased on the date that Landlord is deemed to have approved of any of Tenant's submittals pursuant to Section 3.2 above.  The Buildout Period shall be extended on a day-for-day basis for each day of a Landlord Delay.

5.12Miscellaneous Charges. During construction of the Tenant Improvements and Tenant's initial move-in prior to the Commencement Date, neither Tenant, Tenant's Agents nor the Contractor shall be charged for the use of parking at the Building, HVAC, electricity, water, or, during normal construction hours, freight elevator and/or loading docks.

1111154v7	Exhibit B—Page 12

SCHEDULE 1 TO EXHIBIT B

BASE BUILDING SPECIFICATIONS

Base Building Specifications – Building 1:

Building 1 is 117,889 SF inclusive of 4,325 SF of mezzanine and future office SF of 5,000 sf (mezzanine and future office locations are as noted on the base building floor plan).

Auto parking – 156 spaces (inclusive of accessible parking and EV designated stalls) Cold Dark Shell Base Building - no office-build out, restrooms, or other interior improvements are included except as noted herein.  Base building shall include:

Clear height: 32’ at 6” from  first column line to underside of roof structure; column spacing  is approximately 52’ x 50’; columns painted with yellow for bottom 10’ and white to bottom of truss.

6” under slab sewer service stubbed to building (location per base building plans) Domestic water service - 2” meter at property line; domestic water stubbed into building shell (location per base building plans) 400A house meter/main section with transformer and main switchboard to accommodate up to 4000A power in total (location per base building and service provider plans) Telephone/Data – conduit only stubbed to building (location per base building plans) Natural gas – stubbed to building (location per base building and service provider plans) Wall and pole mounted LED exterior lighting per code Fire pump within separate pump-house serving Project (shared between buildings 1, 2, and 3) with fire water service to Building; ESFR fire sprinklers per code Asphalt paving in auto parking and drive aisles to traffic Index of 5.0; increase to traffic index of 6.0 in main driveway areas and 8.0 in designated truck aisles; auto parking striping per base building plan.

Reinforced concrete dock area 6” concrete over 6” AB Building slab 6” reinforced concrete over minimum 6” of AB; no control joint caulking Floor flatness/Floor Levelness average of FF50/FL35 15 mil Stego vapor barrier beneath the entire slab Reinforced concrete tilt up walls with smooth exterior finish and hard trowel interior finish Exterior panel joint caulking (non-fire-rated) Exterior overflow scuppers with internal roof drains (in some locations overflows are internal, as shown on base building plans) Hybrid panelized roof structure with steel girders and trusses, wood subpurlins, and OSB or plywood sheathing; 4-ply built-up roofing over ½” thick perlite over R19 rigid insulation, with minimum 10-year NDL; skylights over approximately 2% of roof area; no smoke vents Hollow metal exterior man doors with lever hardware, except where panic hardware is required by code Non-insulated sectional dock doors (14) and grade-level doors (2) with one each vision lite; rubber dock bumpers on exterior of building (2 bumpers at each dock door) Storefront glazing:  1” thick; low-e, anodized aluminum frame Code minimum fire extinguishers and exit signage and exit lighting Electrical room – metal stud and drywall construction Mezzanine:  Open mezzanine deck with finished floor elevation +/- 15’ with wood floor joists with not more than 1.5” light weight concrete fill over floor diaphragm; and two sets of stairs.  Stair #1 is steel with concrete treads; Stair #2 is wood framed with plywood treads.

Code minimum ventilation (per mechanical drawings)

All references to “code” refer to minimum requirements per applicable building codes for the cold dark shell building with future office and  mfg/ warehouse areas as reflected on the base building plans.

1111154v7	Schedule 1 to Exhibit B—Page 1

SCHEDULE 1 TO EXHIBIT B

APPROVED PRELIMINARY PLANS

1111154v7	Schedule 1 to Exhibit B—Page 2

PERSONNEL AIRLOCK IN
MATERIAL AIRLOCK IN
CAR-T SUITE
FILL SUITE
AIRLOCK OUT

1111154v7	Schedule 1 to Exhibit B—Page 3

EXHIBIT C

ENVIRONMENTAL QUESTIONNAIRE

FOR OFFICE USE ONLY:

Proposed Lease Commencement Date:		Marketing Director:

Original	Renewal	Expansion

PRE-LEASING ENVIRONMENTAL EXPOSURE QUESTIONNAIRE

(To be completed prior to Lease Approval)

Property Address:

Proposed Tenant:	(Include full legal name of proposed tenant and any d/b/a)

Current Address:

Description of Proposed Use of Property:

PLEASE ANSWER THE FOLLOWING QUESTIONS ACCURATELY AND FULLY, ATTACHING ADDITIONAL PAGES IF NECESSARY.  YOUR RESPONSES TO THIS QUESTIONNAIRE, INCLUDING ANY AND ALL ATTACHMENTS, SHALL BE INCORPORATED AS REPRESENTATIONS AND WARRANTIES IN THE LEASE WHEN EXECUTED, AND INCORRECT, MISLEADING OR MATERIALLY INCOMPLETE RESPONSES SHALL BE DEEMED A BREACH OF SAID LEASE.

1.            Will any of the following chemicals, petroleum products or hazardous materials be made, used, placed, or stored on the property in quantities greater than the minimum quantity listed in column (1) below?  If yes, please mark column(s) (2), (3), and/or (4) as applicable.

	(1)	(2)	(3)	(4)	(5)
Categories of Chemicals	Minimum Quantity	Made	Used	Placed	Stored
Solvents, Degreasers	1 Gallon	____	____	____	____
Paint Thinners/Remover	1 Gallon	____	____	____	____
Paint	5 Gallons	____	____	____	____
Oil (New)	5 Gallons	____	____	____	____
Gasoline	1 Gallon	____	____	____	____
Antifreeze	5 Gallons	____	____	____	____
Other Automotive Fluids	1 Gallon	____	____	____	____
Diesel Fuel	5 Gallons	____	____	____	____
Heavy (Toxic) Metal Containing Compounds	1 Pound	____	____	____	____

1111154v7	Exhibit C—Page 1

Liquid Plastics/Activators	1 Gallon	____	____	____	____
Flammable Gases	20 Cu Ft	____	____	____	____
Toxic Gases	20 Cu Ft	____	____	____	____
Acids	1 Gl/5 Lb	____	____	____	____
Bases (soda, ash, lye, etc.)	1 Gl/5 Lb	____	____	____	____
Other Flammable Materials	1 Gl/5 Lb	____	____	____	____
Other Corrosive Materials	1 Gl/5 Lb	____	____	____	____
Other Toxic Materials	1 Gl/5 Lb	____	____	____	____
Other Reactive Materials	1 Gl/5 Lb	____	____	____	____
Liquid Hazardous Waste	1 Gallon	____	____	____	____
Solid Hazardous Waste	1 Pound	____	____	____	____

		Yes	No
1.1 Do your operations require H-occupancy storage or other special constructions?		____	____

If yes, please explain:

2. Will any of the following structures be used on the property? If yes, describe the contents of each.		____	____
Feature	Contents
Underground Tank	______________________________________	____	____
Above-ground Tank	______________________________________	____	____
Clarifier	______________________________________	____	____
Sump	______________________________________	____	____
Trench	______________________________________	____	____
Waste Pile	______________________________________	____	____
Chemical Piping	______________________________________	____	____
Floor Drain	______________________________________	____	____
Other	______________________________________	____	____

2.1 Please describe plans for secondary containment and leak monitoring.

3. Will any hazardous wastes or liquid wastes be generated by on site operations or brought on to the property?		____

If yes, complete the following:

3.1 Identify each such hazardous waste or liquid waste.
3.2 Describe onsite storage, including secondary containment, and/or treatment.
3.3 Describe your plans for disposal of hazardous wastes or liquid waste including off-site disposal.
4. Will operations result in any wastewater discharges to the sewer?	____	____

Will operations result in any wastewater discharges to locations other than the sewer (including storm drain)?	____	____

1111154v7	Exhibit C—Page 2

If yes, describe each wastewater stream and plans for handling wastewater discharges:

4.1 Have you performed any testing or analysis of wastewater discharges or other wastewater effluent from your current facility?	____	____

If yes, attach the results of any such testing or analysis.

4.2 Will your operations require any stormwater discharge permits?

If yes, describe:

5. Will activities on the property require warnings to be given to workers or visitors on the Leased Premises or the surrounding community?	____	____

If yes, please describe how you will provide such communications or warnings.

6. Will operations result in any air emissions (including dust)?	____	____

If yes, describe:

6.1 Will permits from the Southern Coast Air Quality Management District be required?	____	____

7. Will operations result in air emissions which include hazardous or toxic air pollutants?	____	____

7.1 If yes, will any public notice or disclosure be required?	____	____

8. Will operations be subject to Risk Management & Preview Planning requirements or other risk reduction requirements?	____	____

9.           Will your operations involve any on-site vehicle or equipment maintenance, repair or cleaning, including but not limited to oil changes, oil filter changes, brake pad replacement, battery changes, radiator flushing, radiator fluid replacement, and equipment, and equipment wash down and cleaning?

	____	____

If yes, describe all such maintenance:

9.1 Will these on-site vehicles or equipment use batteries?	____	____

If yes, describe battery storage method:

10. Will your operations include a machine shop?	____	____

If yes, describe all operation:

11. Will your operations include any metal plating or metal fabrication?	____	____

If yes, describe:

12. Will your operations include the use of solvents?	____	____

1111154v7	Exhibit C—Page 3

If yes, describe:

13. Has your present facility or operation ever been the subject of an environmental investigation, an environmental enforcement action, or permit revocation proceeding?	____	____

If yes, describe:

14. Have you ever been identified as a potentially responsible party for any environmental cleanup, compliance or abatement proceedings?	____	____

If yes, describe:

15. Have you ever received a notice of violation or notice to comply from any environmental regulatory agency within the past five years?	____	____

If yes, describe:

16. Have you had any complaints from neighbors relating to noise, odor, air emissions, or dust at your present facility?	____	____

If yes, describe:

16.1 Have you had any complaints relating to hazardous materials handling, storage, treatment or disposal from neighbors at your present facility?	____	____

If yes, describe:

17. Will the proposed use of the property require the filing of any environmental reports or other documents to any agencies?	____	____

18. Attach copies of all Material Safety Data Sheets ("MSDS") for all chemicals you intend to use, sore, or handle on the property.

19. Has an Environmental Audit been conducted at your present facility? (If yes, attach a copy of any report prepared in connection with any such audit.)	____	____

20. Please provide the Landlord your Emergency Response Plan and any contingency or emergency plans for the property in case of an accidental release of hazardous materials.

21.          Identify the name, title and qualifications/experience of person responsible for your environmental, health and safety program:

Name:

Title:

Qualifications/experience:

22.          Name and telephone number of person to contact for additional information:

Name:

1111154v7	Exhibit C—Page 4

Title:
Qualifications/experience:

23.          Please provide any additional information/comments concerning your environmental compliance program and environmental compliance history:

The undersigned hereby certifies that the information above is correct and complete.

Name of Proposed Tenant

Name:

Title:

Date:

1111154v7	Exhibit C—Page 5

EXHIBIT D

TENANT'S SIGNAGE

1111154v7	Exhibit D—Page 1

EXHIBIT E

Tenant’s Exclusive Parking Area

GATEWAY BLVD.
Tenant's Exclusive Parking Area twelve (12) parking spaces
2
8
2
POTENTIAL OFFICE
4 DOCK DOORS
BUILDING 1
117,889 S.F.
32' CLEAR HEIGHT
7
4
7
5
(PART OF BLDG. 2 - UNDER SEPARATE PERMIT)
option to stripe dock area with up to twenty three (23) additional spaces
POTENTIAL OFFICE
JARVIS AVENUE

PROJECT DATA:

SITE AREA
In s.f.
In acres

BUILDING AREA
Office - 1st floor
Future Office - 2nd
Manufacturing
Warehouse/Storage
footprint
TOTAL

NOTE: Warehouse/Distribut

COVERAGE

AUTO PARKING REQUIRED
Office: 1/200 s.f.
Whse & Mfg. 1/1,0
TOTAL

AUTO PARKING PROVIDED
Standard (9' x 18'
Standard (9' x 20'
Accessible parking
Accessible van (1
Clean air/vanpool/E
EV charging stall
Standard access
Accessible van E
TOTAL

BICYCLE PARKING REQUI
Visitors 5% of auto
Long Term 5% of a

ZONING ORDINANCE FOR
MT-1-High-Technolo
General Plan: Spec

SETBACK MINIMUMS AL
Building
Front - Gateway Bl
Side - 53'
Rear - Jarvis Ave. -

1111154v7	Exhibit E—Page 1

EXHIBIT F

TENANT IMPROVEMENTS NOT REQUIRED TO BE REMOVED

1111154v7	Exhibit F—Page 1